Exhibit 10.25

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of October 8, 2010 (the “Effective Date”) among OXFORD FINANCE CORPORATION (in its individual capacity, “Oxford”; in its capacity as Administrative Agent, “Administrative Agent”; collectively with the other Lenders from time to time a party hereto, the “Lenders”, and Oxford and each such lender individually, a “Lender”) and ZOGENIX, INC., a Delaware corporation (“Borrower”), amends and restates the terms of that certain Loan and Security Agreement by and among Oxford, Administrative Agent, the Lenders party thereto and Borrower, dated as of June 30, 2008 (as amended from time to time, including by that certain Amended and Restated Loan and Security Agreement dated as of July 1, 2010, the “Original Agreement”), and provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Administrative Agent, for the benefit of the Lenders, the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with Section 2.3 of this Agreement.

2.1.1 Growth Capital Loan Facility.

(a) Availability. On or about the date of the Original Agreement, Lenders, severally and not jointly, made an advance (the “Growth Capital Advance”), according to each Lender’s pro rata share, and in the aggregate amount of the Growth Capital Loan Commitment (based upon the respective Growth Capital Loan Commitment Percentage of each Lender). When repaid, the Growth Capital Advance may not be re-borrowed.

(b) Repayment. Subject to the terms and conditions of this Agreement, Borrower shall continue to make monthly payments of interest only, in arrears, commencing on the first day of the month following the month in which the Growth Capital Funding Date occurred and continuing thereafter on the first day of each successive calendar month (each a “Growth Capital Interest Only Payment Date”) during the Growth Capital Interest Only Period. Commencing on the Growth Capital Amortization Date and continuing thereafter during the Growth Capital Repayment Period on the first day of each successive calendar month (each a “Growth Capital Scheduled Payment Date”), Borrower shall make thirty (30) equal monthly payments of principal and interest, in arrears, which would fully amortize the outstanding amount of the Growth Capital Advance as of the Growth Capital Amortization Date over the Growth Capital Repayment Period (individually, the “Growth Capital Scheduled Payment”, and collectively, “Growth Capital Scheduled Payments”). All unpaid principal and accrued and unpaid interest and all other amounts due on account of the Growth Capital Advance shall be due and payable in full on the Maturity Date. The Growth Capital Advance may only be prepaid in accordance with Sections 2.1.1(c) - 2.1.1(e). Each Growth Capital Interest Only Payment Date and each Growth Capital Scheduled Payment Date are sometimes referred to as a “Growth Capital Payment Date.”

(c) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advance is accelerated following the occurrence of an Event of Default in accordance with the terms of this Agreement, Borrower shall immediately pay to Administrative Agent, for the benefit of the Lenders according to each Lender’s pro rata share (based upon the respective Growth Capital Loan Commitment Percentage of each Lender), an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest on the Growth Capital Advance, (ii) the Growth Capital Final Payment, (iii) the Growth Capital Prepayment Fee, plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, Borrower shall pay to Administrative Agent, for the benefit of the Lenders according to each Lender’s pro rata share (based upon the respective Growth Capital Loan Commitment Percentage of each Lender), on the Maturity Date, the Growth Capital Final Payment.

(d) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Advance advanced by Lenders under this Agreement, provided Borrower, (i) provides written notice to Administrative Agent (who will forward the same to each Lender), of its election to prepay the Growth Capital Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, (B) the Growth Capital Prepayment Fee, (C) the Growth Capital Final Payment, plus (D) all other sums that have become due and payable, including Lenders Expenses, if any, and interest at the Default Rate with respect to any past due amounts. Notwithstanding any provision herein to the contrary, the Growth Capital Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrowers if such payments were required by Administrative Agent to be made pursuant to Section 6.5.

(e) Application of Mandatory Prepayments. All principal amounts required to be paid pursuant to Sections 2.1.1 (c) or (d) shall be applied to the Growth Capital Advance applied in the inverse order of maturity to the remaining Growth Capital Scheduled Payments thereof.

2.1.2 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of the Letter of Credit Reserve, Lenders agree, severally and not jointly, to lend to Borrower from time to time prior to the Maturity Date, according to each Lender’s pro rata share of the Revolving Line (based upon the respective Revolving Commitment Percentage of each Lender), Revolving Advances not to exceed the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Maturity Date, when the principal amount of all Revolving Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line (including but not limited to the Revolving Line Termination Fee) shall be immediately due and payable.

2.1.3 Letters of Credit Sublimit.

(a) Letters of Credit. As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Revolving Advances under the Revolving Line. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed One Million Five Hundred Thousand Dollars ($1,500,000), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the outstanding principal amount of any Revolving Advances (including any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and minus (iii) the FX Reduction Amount. If, on the Maturity Date, there are any outstanding Letters of Credit, then on such date (through the date such Letters of Credit continue to be outstanding) Borrower shall provide to Administrative Agent cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Lenders shall not be liable for any error, negligence, or mistake, whether of omission or commission in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b) Letter of Credit Participations. Bank irrevocably agrees to grant and hereby grants to each Lender, and, to induce the Bank to issue Letters of Credit, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Bank, on the terms and conditions set forth below, for such Lender’s own account and risk an undivided interest equal to such Lender’s Revolving Commitment Percentage in Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by Bank thereunder. Each Lender agrees with Bank that, if a draft is paid under any Letter of Credit for which Bank is not reimbursed in full by the Borrower pursuant to Section 2.1.3(c), such Lender shall pay to Bank upon demand at Bank’s address for notices specified herein an amount equal to such Lender’s Revolving Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Bank, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Sections 3.1 or 3.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) Reimbursement.

(i) If Bank shall make any disbursement in respect of a Letter of Credit, the Borrower shall pay or cause to be paid to Bank an amount equal to the entire amount of such disbursement not later than the immediately following Business Day. Each such payment shall be made to Bank at its address for notices referred to herein in Dollars and in immediately available funds.

(ii) If Bank shall not have received from the Borrower the payment that it is required to make pursuant to Section 2.1.3(c)(i) with respect to a Letter of Credit within the time specified in such Section, Bank will promptly notify the Administrative Agent of the disbursement and the Administrative Agent will promptly notify each Lender of such disbursement and its Revolving Commitment Percentage thereof, and each Lender shall pay to Bank upon demand at Bank’s address for notices specified herein an amount equal to such Lender’s Revolving Commitment Percentage of such disbursement; upon such payment pursuant to this paragraph to reimburse Bank for any disbursement, the Borrower shall be required to reimburse the Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Advances under the Revolving Line) on demand and the Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Advance under the Revolving Line in the aggregate principal amount of such payment without further action on the part of any party, and the Letter of Credit sublimit shall be permanently reduced by such amount; any amount so paid by Lenders pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Advances under the Revolving Line for all purposes hereunder.

(d) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, Bank shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. If Bank shall make any disbursement in respect of a Letter of Credit, then, unless either the Borrower shall reimburse such disbursement in full within the time period specified in Section 2.1.3(c) or the Lenders shall reimburse such disbursement in full on such date as provided in Section 2.1.3(c) in each case the unpaid amount thereof shall bear interest for the account of Bank, for each day from and including the date of such disbursement to but excluding the earlier of the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Advance under the Revolving Line; provided that the provisions of Section 2.1.3(c)(ii) shall be applicable to any such amounts not paid when due.

(e) Obligations Absolute. The Borrower’s obligations under this Section 2.1.3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against Bank, any Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Lender that no Lender shall be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender. The Borrower agrees that any action taken or omitted by any Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of any Lender to the Borrower.

In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit, or (B) the failure of Bank or of any Lender to honor a demand for payment under any Letter of Credit thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as the result of the gross negligence or willful misconduct of Bank or such Lender (as finally determined by a court of competent jurisdiction).

(f) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Revolving Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(g) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.4 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Lenders under which Borrower commits to purchase from or sell to Lenders (in accordance with their Revolving Commitment Percentages) a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to One Hundred Fifty Thousand Dollars ($150,000) (such maximum shall be the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts that are not paid by Borrower for any FX Forward Contracts will be treated as Revolving Advances under the Revolving Line and will accrue interest at the interest rate applicable to Revolving Advances.

2.1.5 Cash Management Services Sublimit. Borrower may use up to One Million Five Hundred Thousand Dollars ($1,500,000), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4 of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Revolving Advances under the Revolving Line and will accrue interest at the interest rate applicable to Revolving Advances.

2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Revolving Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount, exceeds the lesser of either the Revolving Line or the Borrowing Base (such amount being an “Overadvance”), Borrower shall immediately pay to Lenders in cash the ratable amount (according to each such Lender’s Revolving Commitment Percentage) of such Overadvance. Without limiting Borrower’s obligation to repay Lenders any amount of the Overadvance, Borrower agrees to pay Lenders interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest.

(i) Growth Capital Advance. Subject to Section 2.3(b), the Growth Capital Advance shall bear interest on the outstanding principal amount thereof from the Growth Capital Funding Date until paid in full at a fixed rate per annum equal to 12.06%. Pursuant to the terms hereof, interest on the Growth Capital Advance shall be paid in arrears on the first day of each month. Interest shall also be paid on the date of any prepayment of the Growth Capital Advance pursuant to this Agreement for the portion of the Growth Capital Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Growth Capital Advance shall be due and payable on the Maturity Date. Interest shall accrue on the Credit Extension for the day on which the Credit Extension is made, and shall not accrue on the Credit Extension, or any portion thereof, for the day on which the Credit Extension or such portion is paid.

(ii) Revolving Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of 3.29% above the Prime Rate or 7.29%, which interest shall be payable monthly in accordance with Section 2.3(h) below.

(b) Default Interest. After an Event of Default, Obligations shall bear interest at a rate per annum which is the rate that is otherwise applicable thereto, plus four percent (4.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Lender.

(c) 360-Day Year. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(d) Debit of Accounts. Each Lender may debit any of Borrower’s deposit accounts with Silicon Valley Bank, through automatic debit of such accounts, Automated Clearinghouse or other transfers, for scheduled principal and interest payments or any other amounts Borrower owes Administrative Agent (or any of the Lenders) when due. Administrative Agent will promptly notify Borrower when it debits Borrower’s accounts. These debits shall not constitute a set-off.

(e) Payments.

(i) Unless otherwise provided, interest is payable monthly on the first calendar day of each month. Payments of principal and/or interest received after 4:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

(ii) All payments to be made by the Borrower of principal, interest, fees and other Obligations shall be absolute and unconditional and shall be made without condition or deduction for any counterclaim, defense, recoupment, setoff or rescission. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 4:00 p.m. Eastern time on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 4:00 p.m. Eastern time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(iii) Unless the Borrower or any Lender has notified the Administrative Agent (who will forward the same to each Lender), prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent and each Lender may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(f) Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Credit Extensions made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent and each other Lender of such fact, and (b) purchase from the other Lenders such participations in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Credit Extensions or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 12.11 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 9.5) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(g) Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by Notes in the form of Exhibit E and/or other records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

(h) Payment; Interest Computation; Float Charge. Interest on the Revolving Line is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change. In addition, Lenders shall be entitled to charge Borrower a “float” charge in an amount equal to two (2) Business Days’ interest, at the interest rate applicable to the Revolving Advances whether or not any Revolving Advances are outstanding, on all Payments received by each Lender. The float charge for each month shall be payable on the last day of the month. Lenders shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to any Lender in its good faith business judgment, and Lenders may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned unpaid.

2.4 Fees. Borrower shall pay to Administrative Agent, for the benefit of the Lenders:

(a) Growth Capital Loan Fee. A fully earned, non refundable loan fee (the “Growth Capital Loan Fee”) of Two Hundred Fifty Thousand Dollars ($250,000) (to be shared between Oxford and Bank pursuant to their respective Growth Capital Loan Commitment Percentage). Administrative Agent and Lenders acknowledge and confirm receipt of payment by Borrower of the Growth Capital Loan Fee prior to the Original Effective Date;

(b) Growth Capital Final Payment. The Growth Capital Final Payment when due on the Maturity Date or pursuant to the terms of Section 2.1.1, to be shared by the Lenders in accordance with the Growth Capital Loan Commitment Percentage of each Lender on such date;

(c) Growth Capital Prepayment Fee. The Growth Capital Prepayment Fee, if any, when due hereunder, to be shared by the Lenders in accordance with the Growth Capital Loan Commitment Percentage of each Lender on such date;

(d) Lenders Expenses. All Lenders Expenses (including reasonable attorneys’ fees and expenses incurred in connection with the documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due;

(e) Revolving Commitment Fee. A fully earned, non-refundable commitment fee (the “Revolving Commitment Fee”) on account of the Revolving Line in the amount of $175,000, of which $50,000 was received on the Effective Date of the Original Agreement (the “Original Effective Date”), an additional $50,000 shall be paid on the first and second anniversaries of the Original Effective Date, and an additional $25,000 shall be paid on the third anniversary of the Original Effective Date; in each case, to be shared among the Lenders pro rata according to their Revolving Commitment Percentages of the Revolving Line;

(f) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Administrative Agent, for the ratable benefit of the Lenders according to their Revolving Commitment Percentages. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under Section 2.1.4 and/or Section 2.1.5. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by any Lender pursuant to this Section notwithstanding any termination of the Agreement, or suspension or termination of Lenders’ obligation to make loans and advances hereunder;

(g) Revolving Line Termination Fee. A fee (the “Revolving Line Termination Fee”), in the event of termination of the Revolving Line prior to the Maturity Date (whether at Borrower’s election, or at any Lender’s election due to the occurrence and continuance of an Event of Default), in addition to the payment of any other expenses or fees then-owing, payable to Lenders, pro rata according to their Revolving Commitment Percentages of the Revolving Line, a termination fee in an amount equal to (x) Three Hundred Thousand Dollars ($300,000), if such termination occurs prior to the first anniversary of the Original Effective Date; (y) Two Hundred Thousand Dollars ($200,000), if such termination occurs after the first anniversary of the Original Effective Date but on or prior to the second anniversary of the Original Effective Date; and (z) One Hundred Thousand Dollars ($100,000), if such termination occurs thereafter; provided that (i) Borrower may terminate the Revolving Line effective three (3) Business Days after written notice of termination is given to Lenders; and (ii) notwithstanding any such termination, Lenders’ liens and security interests in the Collateral shall continue until Borrower fully satisfies its Obligations;

(h) Collateral Monitoring Fee. A monthly collateral monitoring fee of $750, payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement), solely for the benefit of Bank; and

(i) Variance Fee. A fully earned, non-refundable fee, due and payable in full on the Effective Date, in the amount of $150,000, of which $95,000 shall be for the account of Oxford and $55,000 shall be for the account of Bank.

2.5 Taxes.

(a) Any and all payments by Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities with respect thereto, excluding, Excluded Taxes (all such non-Excluded Taxes) duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities imposed by any Governmental Authority being hereinafter referred to as “Taxes”). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or if no receipt is available, other evidence of such payment reasonably satisfactory to the Administrative Agent or the Lenders.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent (including Internal Revenue Service Form W-9) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the IRC, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the IRC, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.5) paid by the Administrative Agent and such Lender, (ii) paid penalties, interest and expenses arising from or with respect to the obligations under the preceding clause (i) and not caused by actions within the control of the Administrative Agent or Lender, as applicable, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Lender or Administrative Agent first made demand therefor. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a demand therefor.

(e) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 2.5, and costs and expenses (including Lenders Expenses) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of all Growth Capital Loan Commitments to make Credit Extensions, repayment of all Obligations and the resignation of the Administrative Agent.

(f) If the Administrative Agent or any Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower and with respect to which the Borrower has paid additional amounts pursuant to this Section 2.5, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

2.6 Increased Cost and Reduced Return; Capital Adequacy.

(a) If any change in Law occurs after the Effective Date which shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes or Other Taxes covered by Section 2.5 and the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender); or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement made by such Lender;

(b) and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, so long as such costs have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor.

(c) Without duplication of amounts payable pursuant to paragraphs (a) and (b) above, if any Lender determines that any change in Law affecting such Lender or any lending officer of such Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Growth Capital Loan Commitment and/or the Revolving Line of such Lender or the Credit Extensions made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

2.7 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article 2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Lenders’ obligation to make the initial Credit Extension is subject to the condition precedent that Administrative Agent shall have received (who will forward the same to each Lender), in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent or any Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to this Agreement;

(b) a duly executed original signature to the Warrant to be issued to each of Oxford and Bank, receipt of which hereby is acknowledged by Lenders;

(c) duly executed original signatures to the Notes in favor of Oxford and Bank;

(d) duly executed original signatures to the Control Agreement, receipt of which hereby is acknowledged by Lenders;

(e) Borrower’s Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the States of Delaware and California as of a date no earlier than thirty (30) days prior to the duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(f) certified copies, dated as of a recent date, of financing statement searches, as Administrative Agent or any Lender shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the Credit Extension, will be terminated or released;

(g) two (2) Perfection Certificate(s) executed by Borrower, receipt of which hereby is acknowledged by Lenders;

(h) a legal opinion of Borrower’s counsel, addressed to the Lenders, dated as of the Effective Date, together with the duly executed original signatures thereto, receipt of which hereby is acknowledged by Lenders;

(i) a copy of Borrower’s executed Investors’ Rights Agreement and any amendments thereto, receipt of which hereby is acknowledged by Lenders;

(j) insurance policies and/or endorsements required pursuant to Section 6.5 hereof, receipt of which hereby is acknowledged by Lenders;

(k) payment of the fees and Lenders Expenses then due as specified in Section 2.4 hereof;

(l) each document (including any UCC-1 financing statements) required by the Loan Documents or under Law or reasonably requested by the Administrative Agent or any Lender to be filed, registered or recorded in order to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (subject only to Permitted Liens that may have superior priority to Administrative Agent’s Lien as permitted under this Agreement), which shall be in proper form for filing, registration or recordation;

(m) there exists no material pending or threatened Proceeding against the Borrower or any of its Affiliates or respective assets in any court or administrative forum;

(n) a certificate from the Chief Financial Officer of the Borrower attesting that the Borrower is solvent before and after giving effect to the funding of the Credit Extensions (and the application of proceeds thereof);

(o) timely receipt by the Administrative Agent (who will forward the same to each Lender), of an executed Payment/Advance Form, Disbursement Letter and Transaction Report;

(p) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form, the Disbursement Letter and the Transaction Report, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(q) after giving effect to each such Credit Extension, the total outstanding Growth Capital Advance shall not exceed the Growth Capital Loan Commitment and the total outstanding Revolving Advances shall not exceed the Availability Amount;

(r) duly executed copies of the Effective Date Subordinated Debt Documents, receipt of which hereby is acknowledged by Lenders;

(s) evidence of the receipt by Borrower of the Effective Date Subordinated Debt, receipt of which hereby is acknowledged by Lenders;

(t) the Effective Date Subordination Agreement, receipt of which hereby is acknowledged by Lenders;

(u) duly executed original signatures to the Post Closing Letter; and

(v) each Lender has determined in such Lender’s sole discretion, that there has not been a Material Adverse Change.

3.2 Covenant to Deliver. Borrower agrees to deliver to Administrative Agent (who will forward the same to each Lender), each item required to be delivered to Administrative Agent under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the making of the Credit Extension prior to the receipt by Administrative Agent and each Lender of any such item shall not constitute a waiver by Administrative Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Lender’s sole discretion.

3.3 Procedures for Borrowing.

(a) Intentionally Omitted.

(b) Revolving Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Revolving Advance set forth in this Agreement, to obtain an Revolving Advance (other than Revolving Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (who will forward the same to each Lender) (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Revolving Advance. Together with such electronic or facsimile notification, Borrower shall deliver to Bank (who will forward the same to each Lender) by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Each Lender shall credit Revolving Advances to the Designated Deposit Account, according to their Revolving Commitment Percentages of the Revolving Line. Lenders may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Revolving Advances are necessary to meet Obligations which have become due. Lenders may rely on any telephone notice given by a person whom a Lender believes is a Responsible Officer or designee.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Administrative Agent, for the benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (excluding, but only until the covenant in Section 6.22 is required to be satisfied, the Additional European Collateral) (subject only to Permitted Liens that may have superior priority to the Administrative Agent’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify the Administrative Agent (who will forward the same to each Lender), in a writing signed by Borrower of the general details thereof and grant to the Administrative Agent, for the benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof to secure the payment and performance in full of all the Obligations, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Administrative Agent. If this Agreement is terminated, the Administrative Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Lenders’ obligations to make Credit Extensions has terminated, the Administrative Agent shall, at Borrower’s sole cost and expense, release its Liens in the Collateral granted hereunder and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Administrative Agent, on behalf of the Lenders, to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral (except as permitted herein) by either Borrower or any other Person, shall be deemed to violate the rights of Lenders under the Code.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization; Authorization; Power and Authority. Borrower and each of its Subsidiaries are duly existing and in good standing in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Administrative Agent (who has sent the same to each Lender), a completed certificate in the form provided by Administrative Agent signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Lenders that as of the Effective Date (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect, and except for such filings as are necessary for the Administrative Agent to perfect its security interest in the Collateral, or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, and rights in the Collateral, and the power to grant those Liens upon the Collateral which it purports to grant hereunder, and such Collateral both is and will remain free and clear of any and all Liens except Permitted Liens. Borrower has no Deposit Accounts other than the Deposit Accounts, if any, described in the Perfection Certificate delivered to Administrative Agent (who sent the same to each Lender), in connection herewith, or of which Borrower has given Administrative Agent (who will forward the same to each Lender), notice and taken such actions as are necessary to give Administrative Agent, for the benefit of the Lenders, a perfected security interest therein.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral are maintained at locations other than as provided in the Perfection Certificate, as permitted in Section 7.2, or as Borrower has given Administrative Agent, notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral (excluding, but only until the covenant in Section 6.22 is required to be satisfied, the Additional European Collateral) to a bailee, then Borrower will first cause such bailee to execute and deliver a bailee agreement, in form and substance reasonably satisfactory to Administrative Agent, in its sole discretion.

All Inventory is in all material respects of good and marketable quality, free from material defects. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Intellectual Property. Borrower owns, is licensed to use or otherwise has the right to use its Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent owned by Borrower and material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower has not entered into, nor will it enter into any other agreement or financing arrangement in which a pledge or negative pledge in Borrower’s Intellectual Property is granted to any other party. Borrower owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it.

5.4 Litigation. As of the Effective Date, there is no civil, criminal or administrative action, suit, claim, indictment, proceeding, hearing, charge, complaint, demand, audit inspection or investigation pending or, to the knowledge of any Responsible Officer, threatened, by any Person or any federal, state or local governmental agency against Borrower or any Subsidiary or any Responsible Officer thereof, involving more than $100,000 or which, if adversely determined, could reasonably be expected to result in a Material Adverse Change, nor is there any basis therefore.

5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Administrative Agent (who will forward the same to each Lender), were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations, and show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries, in each case as of the date thereof, including liabilities for taxes Growth Capital Loan Commitments and Indebtedness. No event, change, condition or state of facts has occurred that has resulted in, or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Change since December 31, 2009.

5.6 No Disposition. From the date of the most recent audited financial statements delivered to the Administrative Agent (who will forward the same to each Lender), to and including the date hereof, there has been no Transfer by the Borrower and its Subsidiaries, or any Involuntary Disposition, in each case of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or which has not otherwise been disclosed in writing to the Administrative Agent on or prior to the date hereof.

5.7 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.8 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.

5.9 Compliance with Laws. Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, conditions of participation, contracts, standards, policies, injunctions, decrees, and Governmental Approvals applicable to it, its properties or the Facilities, except where noncompliance individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing:

(a) to Borrower’s knowledge neither Borrower nor any Subsidiary, nor any member of management of Borrower or any Subsidiary, has any criminal culpability or has been excluded from participation in any state or federal program for corporate or individual actions or failures to act known to Borrower or any Subsidiary where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event and neither Borrower nor any Subsidiary nor any member of management of Borrower or any Subsidiary has been subject to sanction or been indicted or convicted of a crime, or pled nolo contendre or to sufficient facts, in connection with any allegation of violation of any state or federal program or other Applicable Law;

(b) neither Borrower nor any Subsidiary is in receipt of any written notice of any material violation by Borrower or any Subsidiary or any member of management of Borrower or any Subsidiary of any Law, statute, rule, regulation, ordinance, code, judgment, order writ, decree, permit, concession, franchise or other Governmental Approval applicable to it or any of its property, which notice, individually or in the aggregate, could reasonably be expected to result in an Exclusion Event or a Material Adverse Change; and

(c) neither Borrower nor any Subsidiary or any Affiliate thereof is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

5.10 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments and except as reflected in the Perfection Certificate.

5.11 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Administrative Agent, with a copy to each Lender, in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.12 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.13 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Administrative Agent or any Lender, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Administrative Agent or such Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Administrative Agent and the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.14 No Default.

(a) Borrower is not (i) in breach of or default under any Material Contract, or (ii) in breach of or default under any Contractual Obligation, in each case of clauses (i) and (ii), that could reasonably be expected to result in a Material Adverse Change.

(b) No Event of Default has occurred and is continuing.

5.15 Environmental Compliance. Except as could not reasonably be expected to result in a Material Adverse Change:

(a) The Businesses and each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws and there are no conditions relating to the Facilities or the Businesses that could reasonably be expected to give rise to liability of the Borrower or any Guarantor or any Subsidiary under any applicable Environmental Laws.

(b) Neither Borrower nor any Subsidiary has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(c) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Borrower, threatened, under any Environmental Law to which Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary, the Facilities or the Businesses.

5.16 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations and published interpretations thereunder, and other federal or state Laws. Borrower and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan. Borrower and each ERISA Affiliate has performed in all material respects their obligations under each Plan according to their terms.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.17 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of Borrower or any Subsidiary as of the date hereof, and neither Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years in each case except as otherwise described in the Perfection Certificate.

5.18 Material Contracts. Schedule 5.18 contains a true, correct and complete list of all Material Contracts in effect as of the date hereof, and except as described thereon, all such Material Contracts are in full force and effect and no material breaches, defaults or events of default currently exist thereunder, except as disclosed on Schedule 5.18.

5.19 Patriot Act. To the extent applicable, Borrower is in compliance with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.20 Licensing and Accreditation. Except as set forth in Schedule 5.20, each of the Borrower and its Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required Governmental Approvals as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses and Facilities as currently operated; and (ii) obtained and maintains in good standing all Governmental Approvals; and (iii) ensured that all such Governmental Approvals are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited (collectively, “Certificates, Licenses and Government Approvals”). No event has occurred or other fact exists with respect to the Certificates, Licenses and Governmental Approvals that allows, or after notice or lapse of time or both, would allow, revocation, suspension, restriction, limitation or termination of any of the Certificates, Licenses and Governmental Approvals. No notice from any Governmental Authority in respect to the revocation, suspension, restriction, limitation or termination of any Certificates, Licenses and Governmental Approvals has been delivered, issued, proposed or threatened.

5.21 Accounts Receivable; Inventory.

(a) For each Account with respect to which Revolving Advances are requested, on the date each Revolving Advance is requested and made, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Administrative Agent may notify any Account Debtor owing Borrower money of Administrative Agent’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

(c) For any item of Inventory consisting of Eligible Inventory in any Transaction Report, such Inventory (i) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Administrative Agent under this Agreement or any of the other Loan Documents; and (v) is located at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2), and in the case of Inventory in the possession of any third party, Administrative Agent has received written acknowledgment from such third party of Administrative Agent’s Lien in such Inventory, in form and content reasonably acceptable to Administrative Agent.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance; Compliance with Laws.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower or Borrower’s business.

(b) Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by Borrower of its business, its obligations under the Loan Documents to which it is a party and the grant of a security interest to Administrative Agent, for the benefit of the Lenders, in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to the Administrative Agent (who will forward the same to each Lender).

(c) Maintain its and all its Subsidiaries’ compliance with the laws and regulations described in Sections 5.15 and 5.16 and maintain its and all its Subsidiaries’ compliance at all times with the representations and warranties contain in Sections 5.15 and 5.16.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Administrative Agent (who will forward the same to each Lender): (i) as soon as available, but no later than thirty (30) days after the last day of each month, a Borrower prepared consolidated balance sheet and income statement, and cash flow statement covering Borrower’s consolidated operations during such month in a form acceptable to Administrative Agent setting forth in each case in comparative form the figures as of the end of and for the corresponding month of the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s Fiscal Year, audited consolidated financial statements, including consolidated balance sheet and income statement, statements of retained earnings and shareholders’ equity and cash flow statement covering Borrower’s consolidated operations during the period in a form acceptable to Administrative Agent setting forth in each case in comparative form the figures as of the end of the previous Fiscal Year, prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to

Borrower’s security holders or to any holders of Subordinated Debt; (iv) as soon as available, but no later than thirty (30) days after the last day of Borrower’s Fiscal Year, Borrower’s financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual projections shall be set forth in a month-by-month format and be in form and content reasonably acceptable to the Lenders (including, without limitation, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each such month, and the related consolidated statements of income or operations, retained earnings, shareholders’ equity and cash flows for each such month) (such annual projections as originally delivered to Administrative Agent and each Lender, the “Annual Projections”); (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8 K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000) or more; and (vii) such budgets, sales projections, operating plans, board presentations and operating plans (including scientific updates) and other financial information reasonably requested by Administrative Agent or any Lender.

(b) Within thirty (30) days after the last day of each month, deliver to Administrative Agent, with a copy to the Lenders, with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) No later than thirty (30) days after the last day of each fiscal quarter, a management discussion and analysis describing any differences in the reported financial results as between the periods covered and that in the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the budget delivered pursuant to Section 6.2 above, which shall include, among any other information or explanation reasonably requested by the Administrative Agent or any Lender.

(d) Promptly after the same are available (and in any event within ten (10) days thereof), deliver to Administrative Agent (who will forward the same to each Lender), all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration or any successor agencies or authorities concerning environmental, health or safety matters, and all material reports and written information to and from any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(e) A Transaction Report (and any schedules related thereto): (x) with each request for a Revolving Advance; (y) monthly within thirty (30) days after the last day of each month, when Borrower’s cash on deposit with Bank is equal to or greater than Ten Million Dollars ($10,000,000); or (z) weekly, when Borrower’s cash on deposit with Bank is less than Ten Million Dollars ($10,000,000).

(f) within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger, (D) monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Administrative Agent or any Lender in its good faith business judgment; and (E) monthly deferred revenue reports.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Administrative Agent (who will forward the same to each Lender), of all returns, recoveries, disputes and claims by Account Debtors in each instance that involve more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.11 hereof, and shall deliver to

Administrative Agent, with a copy to each Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Administrative Agent, or the Lenders, may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Administrative Agent or the Lenders. All property policies shall have a lender’s loss payable endorsement showing Administrative Agent, for the benefit of the Lenders, as an additional lender loss payee and waive subrogation against Administrative Agent, and all liability policies shall show, or have endorsements showing, Administrative Agent as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Administrative Agent (who will forward the same to each Lender) at least thirty (30) days notice before canceling, or declining to renew its policy. At Administrative Agent’s or any Lender’s request, Borrower shall deliver Certificates of Insurance to Administrative Agent with a copy to each Lender. Proceeds payable under any policy shall, at Administrative Agent’s option or at the direction of the Lenders, be payable to Administrative Agent, for the benefit of the Lenders, on account of the Obligations, subject to the rights of General Electric Capital Corporation regarding the GE Collateral. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Administrative Agent, on behalf of the Lenders, has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Administrative Agent or at the direction of the Lenders, be payable to Administrative Agent, for the benefit of the Lenders, on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Administrative Agent (who will forward the same to each Lender), Administrative Agent or the Lenders may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Administrative Agent or the Lenders deem prudent.

6.6 Operating Accounts.

(a) Maintain all of its and all of its Subsidiaries’ operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, which accounts shall represent at least 85% of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions. All such accounts shall be subject to Control Agreements in favor of, and in form and content reasonably acceptable to, Administrative Agent. Without limiting the foregoing, no part of any Credit Extension shall be credited to or held in any account unless Administrative Agent maintains a Control Agreement over such account.

(b) Provide Administrative Agent (who will forward the same to each Lender) five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Administrative Agent’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Administrative Agent and the Lenders by Borrower as such.

6.7 Protection of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property consistent with its sound business judgment; (b) promptly advise Administrative Agent in writing, with a copy to each Lender, of material infringements of its material Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s or the Lenders’ written consent consistent with its sound business judgment. Provide written notice to Administrative Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Administrative Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Administrative Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Administrative Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Administrative Agent and each Lender, without expense to Administrative Agent or Lender, as applicable, Borrower and its officers, employees and Administrative Agents and Borrower’s books and records, to the extent that Administrative Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9 Right to Invest. Grant to each Lender or their Affiliates a right (but not an obligation) to invest up to One Million Dollars ($1,000,000) in the aggregate (each such Lender’s investment being limited to its pro rata share of $1,000,000) according to each Lender’s pro rata share (based upon the respective Growth Capital Loan Commitment Percentage of each Lender), in any of Borrower’s rounds of private equity financing occurring after the Effective Date on the same terms, conditions and pricing offered to the investors in such private equity financing round. Borrower shall give each Lender at least ten (10) days prior written notice of the applicable private equity financing which notice shall (a) contain the terms, conditions and pricing of such private equity financing, and (b) be delivered to each Lender at the address set forth in Section 10 hereof. The parties hereto acknowledge that no provision of this Section 6.9 or elsewhere in the Loan Documents requires any Lender to invest in Borrower, and any election to do so shall be at the sole discretion of each Lender. The right granted hereunder shall survive the termination of this Agreement.

6.10 Notices of Litigation and Default. Borrower shall give prompt written notice to Administrative Agent (who will forward the same to each Lender), of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which would reasonably be expected to result in a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within five (5) Business Days) upon Borrower obtaining knowledge of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Administrative Agent (who will forward the same to each Lender) of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.11 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Administrative Agent (who will forward the same to each Lender) of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Administrative Agent to cause each such Subsidiary to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest, in favor of the Administrative Agent, in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Administrative Agent a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary.

6.12 Further Assurances. Borrower shall execute any further instruments and take further action as Administrative Agent or Lenders reasonably request to perfect or continue Administrative Agent’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Administrative Agent with a copy to each Lender, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

6.13 Notices.

(a) Promptly (and in any event within five (5) Business Days) notify the Administrative Agent and each Lender in writing of the occurrence (i) of any Default or Event of Default, (ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Change, (iii) an ERISA Event, (iv) any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary, (v) any fact or change in circumstances that would be expected to cause any of the representations and warranties contained in Section 5.15 to cease to be true in all material respects at any time during the duration of this Agreement, (vi) an actual or threatened (in writing) Exclusion Event, or the institution of any investigation, review or proceeding against Borrower that could reasonably be expected to result in an Exclusion Event, (vii) any notice of loss or threatened loss of any applicable Governmental Approval or accreditation, in each case, that could reasonably be expected to result in a Material Adverse Change, or (viii) any loss, damage or destruction to the Collateral in the amount of $100,000 or more individually, whether or not covered by insurance.

(b) Immediately upon the occurrence of, upon becoming aware of, or upon receipt of notice from a third party to Borrower of, (i) Borrower’s default pursuant to the terms of any Material Contract to which Borrower is a party or (ii) the termination of, or the intent or threat to terminate, any such Material Contract or lease, notify the Administrative Agent in writing with a copy to each Lender of such default, termination or threat.

(c) Each notice pursuant to this Section 6.13 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.13(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.14 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or the applicable Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or the applicable Subsidiary.

6.15 Maintenance of Properties.

(a) Maintain, preserve and protect all of its property necessary in the operation of its Business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof.

(c) Use the standard of care typical in the industry in the operation and maintenance of its Facilities.

6.16 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or any of its Subsidiaries, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any applicable Subsidiary, as the case may be.

6.17 Intentionally Omitted.

6.18 Pledged Assets.

(a) At all times, (a) cause all of the owned and leased Collateral of Borrower to be subject at all times to first priority, perfected Liens and in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Loan Documents or, with respect to any such Collateral (excluding, but only until the covenant in Section 6.22 is required to be satisfied, the Additional European Collateral) acquired subsequent to the date hereof, such other additional security documents as the Administrative Agent or any Lenders shall reasonably request, subject in any case to Permitted Liens and (b) deliver such other documentation as the Administrative Agent or any Lender may reasonably request in connection with the foregoing, including appropriate UCC financing statements, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 3.1(l), all in form, content and scope reasonably satisfactory to the Administrative Agent and each Lender.

(b) Without limiting the generality of the above, the Borrower will cause 100% of the issued and outstanding Capital Stock of each Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or such other security documents as the Administrative Agent or any Lender shall request.

(c) With respect to each Account for which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC, the Borrower will take such steps as the Administrative Agent or any Lender may from time to time reasonably request, including compliance with the Federal Assignment of Claims Act of 1940, and the Social Security Act, in each case and such acts, rules and regulations may be amended, modified, supplemented and/or replaced from time to time.

6.19 Lenders Meetings. The Borrower will, upon the request of the Administrative Agent or any Lender, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent; provided that during the existence of a Default or Event of Default, meetings may be held more frequently than once per Fiscal Year.

6.20 Agreement with Landlord. Borrower shall use commercially reasonable efforts to obtain and maintain such landlord agreements with respect to any real property on which (a) Borrower’s principal place of business, (b) Borrower’s Books, or (c) Collateral with an aggregate value in excess of $100,000 is located (other than real property owned by Borrower) as Administrative Agent or the Lenders may reasonably require.

6.21 UK Collateral. Borrower shall execute and cause to be filed such instruments, documents or agreements, each in form and substance acceptable to the Administrative Agent and Lenders, pursuant to which (i) the Additional European Collateral shall be subject to a first priority perfected lien (Fixed Charge) in favor of the Administrative Agent, for the benefit of the Lenders, under the laws of the United Kingdom (subject to Permitted Liens) (the “UK Fixed Charge”) and (ii) all of Borrower’s assets located in the United Kingdom shall be subject to a first priority perfected lien (Floating Charge) in favor of the Administrative Agent, for the benefit of the Lenders, under the laws of the United Kingdom (subject to Permitted Liens). In the event that after the Effective Date, Borrower obtains, in one or more transactions, Equipment located in the United Kingdom (other than the Equipment described in clause (i) of the definition of Excluded European Property, the Additional European Collateral and Equipment which is of a type not customarily subjected to a fixed charge lien in the United Kingdom) having an aggregate value which exceeds $500,000 in any twelve (12) month period beginning on the Effective Date or any anniversary thereof, Borrower shall, within thirty (30) days after the acquisition date of such Equipment, execute and cause to be filed such modifications, supplements or amendments to the UK Fixed Charge, each in form and substance acceptable to the Lenders, pursuant to which such Equipment shall be subject to the UK Fixed Charge (the “First Supplemental UK Equipment Filing”). After the First Supplemental UK Equipment Filing, Borrower shall be required to further modify, supplement or amend the UK Fixed Charge upon each incremental acquisition by Borrower, in one or more transactions, of Equipment (other than Equipment which is of a type not customarily subjected to a fixed charge lien in the United Kingdom) having an aggregate value which exceeds $250,000 in any 12-month period beginning on the Effective Date or any anniversary thereof

6.22 European Collateral. In the event that after the Effective Date, Borrower obtains, in one or more transactions, property (other than Borrower’s Equipment described in clause (i) of the definition of Excluded European Property) located in any particular European country (other than the United Kingdom) having an aggregate value which exceeds $500,000 in any 12-month period beginning on the Effective Date or any anniversary thereof, Borrower shall, within thirty (30) days after the acquisition date of such Equipment, execute and cause to be filed such instruments, documents or agreements, each in form and substance acceptable to the Lenders, pursuant to which such property shall be subject to a first priority perfected lien in favor of the Administrative Agent, for the benefit of the Lenders, under the laws of the applicable jurisdiction (subject to Permitted Liens) (each a “Perfected First Lien”). Thereafter, Borrower shall be required to modify, supplement or amend any applicable Perfected First Lien upon each incremental acquisition by Borrower, in one or more transactions, of property in the applicable jurisdiction having an aggregate value which exceeds $250,000 in any 12-month period beginning on the Effective Date or any anniversary thereof.

6.23 Financial Covenants.

(a) Performance to Plan; Revenue. In the event Borrower fails to maintain a Liquidity Ratio of at least 1.25 to 1.00, Borrower shall achieve, on a consolidated basis with respect to Borrower and its Subsidiaries, as of the last day of each month, measured on a trailing 3-month basis, commencing with the 3-month period ended August 31, 2010, actual revenue of at least 75% of projected revenue as set forth in Borrower’s Annual Projections delivered to Administrative Agent and the Lenders pursuant to Section 6.2(a)(iv); provided that the Annual Projections for 2010 are the projections approved by Borrower’s Board of Directors on October 5, 2010. For the avoidance of doubt, In the event that the Liquidity Ratio is greater than or equal to 1.25 to 1.00, Borrower shall not be required to achieve the performance to plan covenant set forth above.

(b) Equity Event. Borrower shall consummate the Equity Event by no later than November 30, 2010.

6.24 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Administrative Agent, with a copy to the Lenders, transaction reports and schedules of collections, as provided in Section 6.2, on Administrative Agent’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Administrative Agent’s Lien and other rights in all of Borrower’s Accounts, nor shall any Lender’s failure to advance or lend against a specific Account affect or limit Administrative Agent’s Lien and other rights therein. If requested by Administrative Agent or any Lender, Borrower shall furnish Administrative Agent, with a copy to the Lenders, with copies (or, at any Administrative Agent’s or any Lender’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Administrative Agent, with a copy to the Lenders, on any request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(b) Disputes. Borrower shall promptly notify Administrative Agent and each Lender of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Administrative Agent, with a copy to the Lender, in the regular reports provided to Administrative Agent; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Revolving Advances will not exceed the lesser of the Revolving Line or the Availability Amount.

(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Prior to any Revolving Advances under the Revolving Line, all proceeds of Accounts shall be deposited by Borrower into a lockbox account, or such other “blocked account” as specified by Administrative Agent, pursuant to a blocked account agreement in such form as Administrative Agent may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be applied (i) when Borrower’s aggregate Cash on deposit with Bank is greater than $10,000,000 (and no Event of Default has occurred or is continuing), pursuant to the terms of Section 2.3(e) hereof, and (ii) when Borrower’s aggregate Cash on deposit with Bank is less than $10,000,000 (and/or upon the occurrence and during the continuance of an Event of Default), pursuant to the terms of Section 9.4 hereof.

(d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower with an aggregate value in excess of $125,000 per quarter, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Administrative Agent, with a copy to the Lenders. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall immediately notify Administrative Agent and the Lenders of the return of such Inventory.

(e) Verification. Administrative Agent and Lenders may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower, Administrative Agent or such Lender or such other name as Administrative Agent or such Lender may choose.

(f) No Liability. Neither Administrative Agent nor any Lender shall be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Administrative Agent or any Lender be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Administrative Agent or any Lender from liability for its own gross negligence or willful misconduct.

6.25 Remittance of Proceeds. Except as otherwise provided in Section 6.23(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Administrative Agent, for the ratable benefit of the Lenders, according to their Revolving Commitment Percentage, in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.3(e) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Administrative Agent the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will maintain all proceeds of Collateral in an account maintained with Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.26 Access to Collateral; Books and Records. Allow Administrative Agent, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and to inspect the Collateral and audit and copy Borrower’s Books. Such visits, inspections or audits shall be conducted (x) at least 45 days prior to the first Revolving Advance, and (y) thereafter, no more often than once every six (6) months unless an Event of Default has occurred and is continuing. The foregoing visits, inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Administrative Agent’s or any Lender’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Administrative Agent or any Lender schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Administrative Agent or any such Lender, then (without limiting any of Administrative Agent’s rights or remedies), Borrower shall pay Administrative Agent or such Lender a fee of $1,000 plus any out-of-pocket expenses incurred by Administrative Agent or such Lender to compensate Administrative Agent or such Lender for the anticipated costs and expenses of the cancellation or rescheduling.

7 NEGATIVE COVENANTS

Neither Borrower, any Subsidiary, or Guarantor shall do any of the following without Administrative Agent’s or the Lenders’ prior written consent:

7.1 Dispositions. “Dispositions”. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for the GE Collateral and the Excluded European Property and Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive and exclusive licenses for the use of Intellectual Property and rights to Intellectual Property, collaborative transactions, and/or joint ventures each entered in the ordinary course of business; and (e) of abandoned Intellectual Property not material to Borrower’s business.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in management such that a Key Person resigns, is terminated, or is no longer actively involved in the management of the Borrower in his/her current position and is not replaced with a person acceptable to Borrower’s board of directors within one hundred twenty (120) days after departure from Borrower, or (ii) without limiting the application of Section 7.3, suffer or permit a Change in Control. Borrower shall not, without at least thirty (30) days prior written notice to Administrative Agent (who will forward the same to each Lender): (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Collateral), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) total consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed One Hundred Thousand Dollars ($100,000) in any Fiscal Year of Borrower; (b) no Default or Event of Default has occurred and is continuing or would exist after giving effect to the transactions; and (c) Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower. Notwithstanding the foregoing, Borrower may merge or consolidate so long as: (A) the entity or entities that result from such merger or consolidation (collectively, the “Surviving Entity”) shall have executed and delivered to Administrative Agent an agreement in form and substance reasonably satisfactory to Administrative Agent, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents: (B) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any entity, if any, that directly or indirectly owns or controls more than 50% of the voting stock of the Surviving Entity (which guaranty shall be secured in the discretion of the Lenders); (C) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and (D) the credit risk to Lenders, in their reasonable discretion, of the Surviving Entity shall not be increased. In determining whether the proposed merger or consolidation would result in any increased credit risk, Lenders may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, investor support, financial position, business plan, and/or disposition of Intellectual Property rights which may reasonably be anticipated as a result of the transaction.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property (other than the GE Collateral), or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its

Subsidiaries to do so, except in each case for Permitted Liens, permit any Collateral (excluding, but only until the covenant in Section 6.22 is required to be satisfied, the Additional European Collateral) not to be subject to the first priority security interest granted herein, or enter into, or permit to exist, any agreement, document, instrument or other arrangement binding upon it (except with or in favor of Administrative Agent for the benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment (other than a dividend, distribution or payment solely in capital stock) or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock, and (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements or similar agreements made under equity incentive plans or programs that were approved by the board of directors of Borrower or the compensation committee so long as a Default or Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of One Hundred Thousand Dollars ($100,000) per Fiscal Year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) the sale of Borrower’s equity securities or Subordinated Debt to its existing venture capital investors; (c) compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) and any indemnification arrangements with employees, officers, directors or consultants approved by, or pursuant to any plan approved by, the board of directors of Borrower or the compensation committee of the board of directors of Borrower; or (d) as expressly permitted by Section 7.1.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Person (other than the Borrower) to own any Capital Stock of any Subsidiary, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (ii) permit any Subsidiary to issue or have outstanding any shares of preferred Capital Stock, or (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary other than pursuant to the Loan Documents.

7.12 Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction.

7.13 Location of Collateral. Maintain, transfer, or move, at any time, any of the Collateral outside of the United States, with the exception of the Additional European Collateral.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.11, 6.13, 6.14, 6.18, 6.19, 6.21 or 6.22, or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period);

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with any Lender or any Lender Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default by Borrower or any Guarantor under any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s or any Guarantor’s business;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of thirty (30) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to any Lender or to induce Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. Borrower or any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Administrative Agent, breaches any terms of such agreement; or

8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term and could reasonably be expected to cause a Material Adverse Change or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change.

9 ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues the Administrative Agent shall, at the request of, or may, with the consent of, all Lenders, take any or all of the following actions, without notice or demand:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lenders);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c) demand that Borrower (i) deposit cash with Bank in an amount equal to 110% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent considers advisable, notify any Person owing Borrower money of Administrative Agent’s (for the benefit of the Lenders) security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts they consider necessary or reasonable to protect the Collateral and/or Administrative Agent’s security interest in the Collateral. Borrower shall assemble the Collateral if Administrative Agent requests and make it available as Administrative Agent designates. Administrative Agent may (to the extent not prohibited by applicable law) enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to their security interest and pay all expenses incurred. To the extend not prohibited by the applicable agreements pursuant to which Borrower leases or otherwise has occupancy rights, Borrower grants Administrative Agent a license to enter and occupy any of its premises, without charge, to exercise any of Administrative Agent’s rights or remedies;

(g) apply to the Obligations any balances and deposits of Borrower Administrative Agent holds on behalf of the Lenders;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, to the extent not prohibited by applicable law. Administrative Agent is hereby granted to be exercised solely upon an Event of Default, a non-exclusive, royalty-free license or other right to use, subject to the rights of third parties and to the extent not prohibited by applicable law, without charge to Borrower, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Section 9.1(f), Borrower’s rights under all licenses and all franchise agreements inure to Administrative Agent’s benefit, for the benefit of the Lenders;

(i) place a “hold” on any account maintained with Administrative Agent on behalf of the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books;

(k) exercise all rights and remedies available to Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Administrative Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Administrative Agent or a third party as the Code permits. Borrower hereby appoints Administrative Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder. Administrative Agent’s foregoing appointment as Borrower’s attorney- in-fact, and all of Administrative Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Administrative Agent may obtain such insurance or make such payment, and all amounts so paid by Administrative Agent are Lender Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Administrative Agent will make reasonable efforts to provide Borrower with notice of Administrative Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Administrative Agent are deemed an agreement to make similar payments in the future or Administrative Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Administrative Agent shall allocate or apply any payments required to be made by Borrower to Administrative Agent or otherwise received by Administrative Agent under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Lenders Expenses) payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Lenders Expenses), ratably among them in proportion to the amounts described in this clause (b) payable to them;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Credit Extensions and fees, premiums and scheduled periodic payments, and any interest accrued thereon, ratably among the Lenders in proportion to the respective amounts described in this clause (c) held by them;

(d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Credit Extensions and breakage, termination or other payments, and any interest accrued thereon, ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them;

(e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

9.5 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of a Lender is authorized at any time and from time to time, with the prior written consent of the Administrative Agent, but without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

9.6 Administrative Agent’s Liability for Collateral. So long as Administrative Agent complies with reasonable and customary Lenders’ practices regarding the safekeeping of the Collateral in the possession or under the control of Administrative Agent, Administrative Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.7 No Waiver; Remedies Cumulative. Administrative Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Administrative Agent (and to the extent required pursuant to Section 12.5 all Lenders) and then is only effective for the specific instance and purpose for which it is given. Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Administrative Agent and Lenders have all rights and remedies provided under the Code, by law, or in equity. Administrative Agent’s and Lenders’ exercise of one right or remedy is not an election, and Administrative Agent’s and Lenders’ waiver of any Event of Default is not a continuing waiver. Administrative Agent’s and Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Administrative Agent, for the benefit of the Lenders, on which Borrower is liable.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number indicated below. Each party may change its mailing or electronic mail address or facsimile number by giving the other parties written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Zogenix, Inc. 12671 High Bluff Drive, Suite 200 San Diego, California 92130 Attn: Chief Financial Officer Tel.: (858) 436-9208 Fax: (858) 259-1166 Email: arhoads@zogenix.com

with a copy to:	Latham & Watkins LLP 600 W. Broadway, Suite 1800 San Diego, California 92101 Attn: Stephanie L. Kuhlen Tel: (619) 238-2812 Fax: (619) 696-7419 Email: stephanie.kuhlen@lw.com

If to Bank:	Silicon Valley Bank 4370 La Jolla Village Drive, Suite 860 San Diego, CA 92122 Attn: Mike White Tel.: (858) 784-3310 Fax: (858) 622-1424 Email: mwhite@svb.com

If to Administrative: Agent	Oxford Finance Corporation 133 N. Fairfax Street Alexandria, VA 22314 Attn: Timothy A. Lex, Chief Operating Officer Tel.: (703) 519-4900 Fax: (703) 519-5225 Email: tlex@oxfordfinance.com

with a copy to:	DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 Attn: Troy Zander Fax: (858) 638-5086 Email: troy.zander@dlapiper.com

11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

(a) California law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Administrative Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or any Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

(b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(c) WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12 GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Administrative Agent’s and each Lender’s prior written consent (which may be granted or withheld in their discretion; provided that such consent shall not be unreasonably withheld with respect to assignments made by other Lenders). Each Lender has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. No Lender may assign any interest hereunder to the Borrower or a natural Person. In addition to the foregoing, no Lender may assign any interest hereunder other than to an Affiliate, without the prior written consent of Oxford and Bank, provided that Oxford and Bank continue to be a Lender hereunder.

12.2 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless each Agent-Related Person, each Lender and the respective Affiliates of all such Persons, directors, officers, employees, counsel, trustees, advisors, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Lenders Expenses and other costs of investigation or defense, including those incurred upon any appeal) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Credit Extension or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or such Indemnitee’s officers, directors, employees or agents). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the internet, IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any punitive, special, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether arising or occurring before or after the date hereof). All amounts due under this Section 12.2 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 12.2 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the Maturity Date. To the extent that the indemnification set forth in this Section 12.2 may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section 12.2, to the fullest extent permitted by law, Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are determined by a final and non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments.

(a) No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by a Borrower or any Subsidiary therefrom, may in any event be effective unless in writing signed by the Administrative Agent (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower or such Subsidiary is a party, signed by such party, and, in the case of any amendment, modification or supplement to Section 13, signed by Administrative Agent in its representative capacity), and then only in the specific instance and for the specific purpose given.

(b) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and acknowledged by Administrative Agent and signed by, Borrower and Lenders having more than (x) 55% of the Commitment of all Lenders or (y) if such Commitment has expired or been terminated, 66 2/3% of the aggregate outstanding principal amount of the Growth Capital Advance (the “Requisite Lenders”).

(c) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document shall, unless in writing and signed by Administrative Agent and each Lender directly affected thereby: (i) increase or decrease the Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder (other than waiving the imposition of the Default Rate), (iii) postpone the date fixed for or waive any payment of principal of or interest on the Growth Capital Advance or any Revolving Advance, or any fees hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except as otherwise expressly permitted in the Loan Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of the Administrative Agent securing the Obligations (which shall be deemed to affect all Lenders), (vi) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Loan Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive Section 9.4, 9.5 or 12.5(b) or (c).

(d) Notwithstanding any provision in this Section 12.5 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Administrative Agent hereunder shall be effective unless signed by Borrower, Administrative Agent and Requisite Lenders.

12.6 Integration. This Agreement and the Loan Documents, together with all attachments hereto and thereto and all documents delivered in connection herewith or therewith, including but not limited to the Annual Projections, represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify the Administrative Agent and the Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information, Administrative Agent and each Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Administrative Agent’s or such Lender’s Subsidiaries or Affiliates in connection with their business with Borrower; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Administrative Agent or such Lender shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Administrative Agent’s or such Lender’s regulators or as otherwise required in connection with Administrative Agent’s or such Lender’s examination or audit; and (e) as Administrative Agent and Lenders consider appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of the Administrative Agent or any Lender so long as such service providers have executed a confidentiality agreement with the Administrative Agent or such Lender with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Administrative Agent’s or such Lender’s possession when disclosed to Administrative Agent or such Lender, or becomes part of the public domain after disclosure to Administrative Agent or such Lender; or (ii) is disclosed to Administrative Agent or a Lender by a third party, if Administrative Agent or such Lender does not know that the third party is prohibited from disclosing the information.

Administrative Agent and each Lender may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Administrative Agent or such Lender does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Administrative Agent or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

12.12 [Reserved.]

12.13 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.14 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.15 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.16 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.17 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.18 Effect of Amendment and Restatement. Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13 THE ADMINISTRATIVE AGENT

13.1 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.3 Liability of Administrative Agent. Except as otherwise provided herein, no Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrower, describing such Default or Event of Default. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default and/or Event of Default as may be directed by all Lenders in accordance with Article 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default and/or Event of Default as it shall deem advisable or in the best interest of the Lenders.

13.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

13.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so as to the extent, if any, provided under this Agreement), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of the Administrative Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of all Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.7 shall survive the Maturity Date and the resignation of the Administrative Agent.

13.8 Administrative Agent in its Individual Capacity. With respect to its Credit Extensions, Oxford shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Oxford in its individual capacity.

13.9 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon ten (10) days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, all Lenders shall appoint from among the Lenders (or the affiliates thereof) a successor administrative agent for the Lenders, which successor administrative agent shall (unless an Event of Default has occurred and is continuing) be subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor administrative agent from among the Lenders (or the affiliates thereof). Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the respective term “Administrative Agent” means such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties in such capacities shall be terminated without any other further act or deed on its behalf. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 13 and Sections 2.4(d) and 12.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as the Administrative Agent by the date ten (10) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor agent as provided for above.

13.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, the Administrative Agent (irrespective of whether the principal of any Loan, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.4 allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4.

13.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor and any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Growth Capital Loan Commitments or other obligations of any Lender to provide funds to the Borrower under this Agreement remain outstanding, (ii) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 12.01. Upon request by the Administrative Agent at any time, all Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents (including new Notes) reasonably required to effectuate and acknowledge each assignment of a Growth Capital Loan Commitment or Loan to an assignee in accordance with Section 12.1, and (ii) make the Borrower’s management available once during each Fiscal Year to meet with the Administrative Agent and the prospective participants and assignees of Growth Capital Loan Commitments or Credit Extensions. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Growth Capital Loan Commitment, any and all information in such Lender’s possession concerning the Borrower and its financial affairs which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower prior to entering into this Agreement provided that such prospective participant is bound to abide by the provisions of Section 12.9.

13.13 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower or guarantor, as applicable, and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of any Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER OR ITS AFFILIATES HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, Lenders or among the Borrower and the Lenders and the Administrative Agent.

13.14 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

13.15 Deliveries by Administrative Agent. In all cases where Administrative Agent agrees hereunder to provide copies of correspondence from Borrower to another Lender, Administrative Agent shall do so promptly under the circumstances.

14 DEFINITIONS

14.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional European Collateral” is that certain (1) Intraject Final Assembly Machine and Trayloader for inspection purchased from Sortimat Technology GmbH, (2) Automatic Inspection Machine purchased from Seidnader Maschinenbau GmbH, and (3) Cartoners purchased from IMA s.p.a., in the principal amount not to exceed Seven Million Dollars ($7,000,000.00).

“Administrative Agent” has is defined in the preamble hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.1 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and its Approved Funds, and the officers, directors, employees, agents, advisors, auditors and Controlling Persons and attorneys-in-fact of such Persons and Affiliates; provided, however, that no Agent-Related Person shall be an Affiliate of the Borrower.

“Agreement” is defined in the preamble hereof, as the same may be amended, amended and restated, supplemented, or otherwise modified in accordance with the terms thereof from time to time.

“Approved Fund” means (i) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, or an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (ii) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and (iii) any third party which provides “warehouse financing” to a Person described in the preceding clause (i) or (ii) (and any Person described in said clause (i) or (ii) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing).

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Revolving Advances.

“Bank” is Silicon Valley Bank.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is (a) 85% of Eligible Accounts plus (b) the lesser of 30% of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or $3,000,000, as determined by Lenders from Borrower’s most recent Transaction Report; provided, however, that Lenders may decrease the foregoing percentages (and amount) in their good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Lenders, may adversely affect Collateral.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit F.

“Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such person.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Lender’s certificates of deposit issued maturing no more than one (1) year after issue. For the avoidance of doubt, the direct purchase by the Borrower, co-borrower, or any Subsidiary of the Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by the Borrower, co-borrower, or any Subsidiary of the Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and each Borrower and Subsidiary is prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Cash Management Services” is defined in Section 2.1.5.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) the shareholders of record, as of the Effective Date shall cease to own of record (i) at least 60% of the Capital Stock of Borrower, or (ii) Capital Stock having a majority of the ordinary voting power for the election of directors of Borrower (on a fully diluted basis), (b) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than an existing investor, or a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Borrower’s then outstanding securities; or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitment” is the Growth Capital Loan Commitment or the Revolving Loan Commitment, as applicable.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and the Administrative Agent pursuant to which the Administrative Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account

“Credit Extension” is the Growth Capital Advance, any Revolving Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by any Lender for Borrower’s benefit.

“Debtor Relief Laws” means the Title 11 of the United States code entitled “Bankruptcy” as now and hereafter in effect or any successor statute, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number [***], maintained with Silicon Valley Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit C-2.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Effective Date Subordinated Debt” is Subordinated Debt received by Borrower on the Original Effective Date, on terms and from investors reasonably acceptable to Administrative Agent and the Lenders, of at least Ten Million Seven Hundred Thousand Dollars ($10,700,000).

“Effective Date Subordinated Debt Documents” means that certain Note Purchase Agreement dated as of the Original Effective Date, and all Exhibits and Schedules thereto, and all instruments and documents to be executed and or delivered in connection therewith, all in form and content reasonably acceptable to Administrative Agent and the Lenders, pursuant to which Borrower will raise the Effective Date Subordinated Debt.

“Effective Date Subordination Agreement” is a Subordination Agreement, in form and content reasonably acceptable to Administrative Agreement and the Lenders, duly executed by the holders of the Original Effective Date Subordinated Debt.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.21. Administrative Agent and Lenders reserve the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in their good faith business judgment. Unless Administrative Agent otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Administrative Agent, less any deductible, (ii) supported by letter(s) of credit acceptable to Administrative Agent, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Administrative Agent otherwise approves of in writing;

(d) Accounts billed and/or payable outside of the United States unless Administrative Agent has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws;

(e) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise—sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g) Accounts with credit balances over ninety (90) days from invoice date;

(h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Administrative Agent and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Administrative Agent, Borrower, and the Account Debtor have entered into an agreement acceptable to Administrative Agent in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o) Accounts for which the Account Debtor has not been invoiced;

(p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(r) Accounts subject to chargebacks or others payment deductions taken by an Account Debtor;

(s) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(t) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(u) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts (except for Cardinal, McKesson and AmeriSource Bergen and, for which such percentage is fifty percent (50%)), for the amounts that exceed such percentage, unless Administrative Agent and Lenders approve in writing; and

(v) Accounts for which Administrative Agent in its good faith business judgment determines collection to be doubtful.

“Eligible Inventory” means Inventory that meets all of Borrower’s representations and warranties in Section 5.21 and is otherwise acceptable to Administrative Agent in all respects; provided that Eligible Inventory is limited to finished goods Inventory located at Borrower’s domestic distribution facility, with respect to which Administrative Agent has obtained a bailee agreement or lessor’s acknowledgement, in form and content reasonably acceptable to Administrative Agent.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f to 300j-26 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions and common law relating to pollution, the protection of the environment, natural resources, human health or the release of any materials into the environment, including those related to Hazardous Materials, hazardous substances or wastes, indoor and outdoor air emissions, soil, groundwater, wastewater, surface water, stormwater, wetlands, sediment and discharges of wastewater to public treatment systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, losses, punitive damages, consequential damages, costs of environmental investigation and remediation, fines, penalties, indemnities or expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants)), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Event” means the receipt by Borrower, after the Effective Date, and in addition to the Effective Date Subordinated Debt and the Post-Effective Date Subordinated Debt, of net proceeds from the sale and issuance of Borrower’s equity securities or Subordinated Debt, or from a partnership or collaboration (in each case, on terms and conditions reasonably acceptable to Administrative Agent), of at least Ten Million Dollars ($10,000,000).

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means any corporation, trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code). Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any of its Subsidiaries within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or any of its Subsidiaries and with respect to liabilities arising after such period for which Borrower or any of its Subsidiaries could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (g) the occurrence of an act or omission which could give rise to the imposition on Borrower or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (h) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any ERISA Affiliate in connection with any Plan; (i) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (j) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (k) the commencement of any administrative investigation, audit or other administrative proceeding by the Department of Labor, IRS or other Governmental Authority, including any voluntary compliance submission through the IRS’s Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program; or (l) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

“European Collateral” means specific items of equipment which the Lenders agree in writing, in their sole and absolute discretion, to exclude from the definition of Collateral hereunder.

“Event of Default” is defined in Section 8.

“Excluded European Property” means (i) Borrower’s Equipment (other than the Additional European Collateral) located in any European country as of the Effective Date, and (ii) any other specific item(s) of Borrower’s property located in any European country after the Effective Date which the Lenders expressly agree in writing, in their sole and absolute discretion, to exclude from the definition of “Collateral” hereunder; for purposes of the foregoing clause (ii), Lenders agree that to the extent Borrower is not required pursuant to the terms of

Sections 6.21 and 6.22 to cause any particular property to become subject to the UK Fixed Charge or a Perfected First Lien, such property shall be deemed “Excluded European Property”. For the avoidance of doubt, the Additional European Collateral is not “Excluded European Property.

“Excluded Taxes” means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located.

“Exclusion Event” means an event or events resulting in the exclusion of the Borrower or any Subsidiary or any of the Facilities from participation in any Federal program relevant to Borrower’s business.

“Facilities” means, at any time, the facilities and real properties owned, leased, managed or operated by Borrower or any Subsidiary, from which Borrower or any Subsidiary provides or furnishes goods or services.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent, in its sole discretion.

“First Supplemental UK Equipment Filing” is defined in Section 6.21 hereof.

“Fiscal Year” means the fiscal year of Borrower ending on December 31 of each calendar year.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.4.

“FX Reduction Amount” is defined in Section 2.1.4.

“FX Reserve” is defined in Section 2.1.4.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“GE Collateral” means the “Collateral” (as defined in that certain Master Loan and Security Agreement by and between General Electric Capital Corporation and Borrower, dated as of March 5, 2007, and attached as Exhibit G hereto, the “GE Document”), and the proceeds thereof.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” is defined in Section 2.1.1(a).

“Growth Capital Amortization Date” means August 1, 2011.

“Growth Capital Final Payment” means a fee in the amount of One Million Two Hundred Thousand Dollars ($1,200,000).

“Growth Capital Funding Date” is any date on which the Growth Capital Advance is made to or on account of Borrower.

“Growth Capital Interest Only Payment Date” is defined in Section 2.1.1(b).

“Growth Capital Interest Only Period” means the period of time commencing on the Growth Capital Funding Date through the day before the Growth Capital Amortization Date.

“Growth Capital Loan Commitment” is Twenty Five Million Dollars ($25,000,000).

“Growth Capital Loan Commitment Percentage” means 72% with respect to Oxford and 28% with respect to Bank.

“Growth Capital Payment Date” is defined in Section 2.1.1(b).

“Growth Capital Prepayment Fee” is an additional fee payable to the Lenders in the amount equal to (x) three percent (3.0%) of the principal amount of any portion of the Growth Capital Advance prepaid from the Effective Date through July 1, 2012; and (y) two percent (2.0%) of the principal amount of any portion of the Growth Capital Advance prepaid at any time thereafter.

“Growth Capital Repayment Period” is a period of time equal to thirty (30) consecutive months commencing on the Growth Capital Amortization Date.

“Growth Capital Scheduled Payment” is defined in Section 2.1.1(b).

“Growth Capital Scheduled Payment Date” is defined in Section 2.1.1(b).

“Guarantor” is any present or future guarantor of the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead-based paint, toxic mold or fungus, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Liabilities” has the meaning set forth in Section 12.2 hereof.

“Indemnitees” has the meaning set forth in Section 12.2 hereof.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means any copyright, trademark, servicemark, patent, design right, software, trade secret of Borrower and any applications, registrations, renewals, extensions, and improvements thereof.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of Borrower.

“IRC” means the Internal Revenue Code 1986, as amended.

“Key Person” is any of Borrower’s Chief Executive Officer (who is Roger L. Hawley as of the Effective Date), Chief Financial Officer (who is Ann Rhodes as of the Effective Date), or President (who is Stephen J. Farr, Ph.D. as of the Effective Date).

“Knowledge” means the actual knowledge of Borrower.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.3(a).

“Letter of Credit Application” is defined in Section 2.1.3(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.3(g).

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, compacts, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent and each Lender for preparing, negotiating, administering, amending, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Administrative Agent.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Ratio” means a ratio of unrestricted cash and Cash Equivalents maintained with Bank or Bank’s Affiliates, plus excess availability under the Revolving Line, to all Indebtedness owing the Lenders.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, the Disbursement Letter, the Side Letter, any Note or Notes, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of any Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Party” means any future or existing Borrower or Guarantor hereunder.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lenders’ Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Contract” means any lease of real or personal property, contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents), for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” is the earliest of (a) January 1, 2014, (b) the occurrence of an Event of Default resulting in the Obligations becoming due and payable in accordance with the terms of this Agreement, or (c) the date of any prepayment of all outstanding Obligations hereunder.

“Multiemployer Plan” means any employee benefit plan of the type described in Sections 4001(a)(3) or 3(37) of ERISA that is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

“Note” means for the Growth Capital Advance and the Revolving Advances, one of the secured promissory notes of Borrower substantially in the form of Exhibit E.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lender Expenses, Growth Capital Final Payment, Growth Capital Prepayment Fee, Revolving Line Termination Fee and other amounts Borrower owes any Lender now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to any Lender, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the

Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Effective Date” is defined in Section 2.4(e).

“Overadvance” is defined in Section 2.2.

“Oxford” is defined in the preamble hereof.

“Payment” means all checks, wire transfers and other items of payment received by any Lender (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrower’s outstanding Credit Extensions or, if the balance of the Credit Extensions has been reduced to zero, for credit to its deposit accounts.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C-1.

“Pension Plan” means any Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) plan years.

“Perfected First Lien” is defined in Section 6.22.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Lenders under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Permitted Liens;

(g) financing from General Electric Capital Corporation or its successor or assigns pursuant to the GE Document; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Lenders have a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; provided each Subsidiary in whom such Investment is made is a guarantor of the Obligations;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

(j) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any Fiscal Year.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lenders a security interest;

(h) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in the ordinary course of business;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that the Lenders have a perfected security interest in the amounts held in such deposit and/or securities accounts; and

(k) Liens on the GE Collateral pursuant to the GE Document up to a principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates; and (ii) all other employee benefit plans, programs, policies, agreements or arrangements, including any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan or other equity-based plan, change in control agreement, retention, severance pay plan, dependent care plan, sick leave, disability, death benefit, group insurance, hospitalization, dental, life, any fund, trust or arrangement providing health benefits including multiemployer welfare arrangements, a multiple employer welfare fund or arrangement, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, termination agreement, severance agreement, non-competition agreement, consulting agreement, confidentiality agreement, vacation policy, employee loan, or other similar plan, agreement or arrangement, whether written or oral, funded or unfunded, or actual or contingent which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Post Closing Letter” means that certain Post Closing Letter dated as of October 8, 2010, by and among Borrower and the Lenders.

“Post-Effective Date Subordinated Debt” is Subordinated Debt received by Borrower, on terms and from investors reasonably acceptable to the Lenders, of at least Four Million Three Hundred Thousand Dollars ($4,300,000); provided that the same is subject to the Post-Effective Date Subordination Agreement.

“Post-Effective Date Subordination Agreement” is a Subordination Agreement, in form and content reasonably acceptable to Administrative Agreement, duly executed by the holders of the Post-Effective Date Subordinated Debt.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Proceedings” means any actual or threatened civil, equitable or criminal proceeding litigation, action, suit, claim, investigation (governmental or judicial or otherwise), dispute indictment or prosecution, pleading, demand or the imposition of any fine or penalty or similar matter.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Lenders” is defined in Section 12.5.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of which could reasonably be expected to interfere with the Administrative Agent’s right to sell any Collateral.

“Revolving Advance” or “Revolving Advances” means an advance (or advances) under the Revolving Line.

“Revolving Commitment Percentage” means 80% with respect to Bank and 20% with respect to Oxford.

“Revolving Line” is an amount equal to Ten Million Dollars ($10,000,000).

“Revolving Line Termination Fee” is defined in Section 2.4(g).

“Sale and Leaseback Transaction” means, with respect to Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Settlement Date” is defined in Section 2.1.4.

“Side Letter” is that certain Side Letter to Security Trust Deed dated as of the Original Effective Date, by and between Borrower and Administrative Agent.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lenders entered into between Lenders and the other creditor), in such amounts and on terms as are acceptable to Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“Surviving Entity” is defined in Section 7.3.

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit D.

“Transfer” is defined in Section 7.1.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Fixed Charge” is defined in Section 6.21.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“Warrants” are that certain Warrant to Purchase Stock executed by Borrower in favor of Bank and delivered to Bank in connection with the Original Agreement, and those certain Warrants to Purchase Stock dated on or about the Original Effective Date executed by Borrower in favor of Oxford and delivered to Oxford in connection with the Original Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ZOGENIX, INC.

By	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	CFO

ADMINISTRATIVE AGENT AND LENDER:

OXFORD FINANCE CORPORATION

By	/s/ John G. Henderson

Name:	John G. Henderson

Title:	Vice President & General Counsel

LENDER:

SILICON VALLEY BANK

By	/s/ Derek R. Brunelle

Name:	Derek R. Brunelle

Title:	Team Leader

[Signature Page to Second Amended and Restated Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property (the “Collateral”):

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except in each case as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include: (a) the GE Collateral, or (b) any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing, or (c) any Excluded European Property.

Pursuant to the terms of a certain negative pledge arrangement with Lenders and except as is otherwise permitted in Section 7.1 hereof and by the definition of “Permitted Lien” herein, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Lenders' prior written consent

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	Oxford Finance Corporation, as Administrative Agent
FROM:	Zogenix, Inc.

The undersigned authorized officer of Zogenix, Inc. hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower, Administrative Agent and Lenders (the “Agreement”),

(i) Borrower and Guarantor are in complete compliance for the period ending              with all required covenants except as noted below and

(ii) All representations and warranties of Borrower and Guarantor stated in the Agreement are true and correct as of the date hereof. Attached are the required documents, if any, supporting our certification(s). The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Financial statements	Monthly within 30 days	Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after Fiscal Year End; 2009 audited financials by 8/31/10	Yes	No	N/A
3)	Annual Financial Projections/Budget	Annually within 30 days of FYE and when revised	Yes	No	N/A
4)	A/R & A/P agings, Deferred Revenue report; inventory report	Monthly within 30 days	Yes	No	N/A
5)	Compliance Certificate	Monthly within 30 days	Yes	No	N/A
6)	Collateral Audit	Initial and Semi-Annual	Yes	No	N/A
7)	10-K and 10-Q Filings	If applicable	Yes	No	N/A
8)	Transaction Report	Monthly within thirty (30) days, when Borrower’s cash on deposit with Bank is equal to or greater than Ten Million Dollars ($10,000,000); Weekly otherwise; and, with each Revolving Advance request	Yes	No	N/A
9)	Total amount of Borrower’s cash and cash equivalents	$
10)	Total amount of Borrower’s cash and cash equivalents maintained with Lender(s) as specified in Agreement.	If applicable $	Yes	No	N/A

	Financial Covenants	Requirement	Complies
11)	Minimum Liquidity Ratio	1.25:1.00	Yes	No	N/A
12)	Performance to Plan (Revenues)*	75% of projected revenues	Yes	No	N/A
13)	Equity Event	Minimum $10 million in equity or Sub Debt by November 30, 2010	Yes	No	N/A

*	measured only if Liquidity Ratio is < 1.25:1.00; commencing with the 3-month period ended 8/31/10.

Deposit and Securities Accounts (Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
Other Matters

Have there been any changes in management?					Yes	No
Have there been any transfers/sales/disposals/retirement of Collateral or IP?					Yes	No
Have there been any new or pending claims or causes of action against Borrower?					Yes	No

Exceptions

Please explain any exceptions with
respect to the certification above: (If
no exceptions exist, state “No
exceptions.” Attach separate sheet if
additional space needed.)

SIGNATURE	DATE	LENDERS USE ONLY Received by: Verified by:

Date: Date:
TITLE
Compliance Status Yes No

[Signature Page to Compliance Certificate]

EXHIBIT C-1

LOAN PAYMENT/ADVANCE REQUEST FORM

Fax To:	Date:

LOAN PAYMENT:

ZOGENIX, INC.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)
Principal $		and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, P.S.T.

Beneficiary Name:	Amount of Wire: $
Beneficiary Lender:	Account Number:
City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Lender:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

EXHIBIT C-2

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting Chief Financial Officer of ZOGENIX, INC., a Delaware corporation (“Borrower”), does hereby certify to OXFORD FINANCE CORPORATION, (“Oxford”), as Administrative Agent (the “Administrative Agent”), (Oxford and Administrative Agent each a “Lender” and collectively, the “Lenders”) in connection with that certain Second Amended and Restated Loan and Security Agreement dated as of October 8, 2010, by and between Borrower, Administrative Agent and Lenders (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.	The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true, correct and complete in all material respects on the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date.

2.	No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.	Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.	All conditions referred to in Section 3 of the Loan Agreement to the making of the Initial Credit Extension to be made on or about the date hereof have been satisfied.

5.	No Material Adverse Change has occurred.

6.	The variance fee set forth in Section 2.4(a) shall be disbursed to the Lenders as follows:

$95,000 to Oxford per the wire instructions below:

ABA#: [***]

Bank name: Bank of America

Acct#: [***]

Acct name: Oxford Finance Corporation

Address: 1655 Grant Street

Concord, CA 94520

and, $55,000 to Bank; which amounts may be debited from any accounts maintained with Bank.

7.	Legal Fees and Costs through October 7, 2010

DLA Piper (US)	$38,128.00
DLA Piper (UK)	$20,646.51
Total	$58,774.51

[Balance of Page Intentionally Left Blank]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Dated as of the date first set forth above.

BORROWER:

ZOGENIX, INC.

By	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	CFO

AS ADMINISTRATIVE AGENT AND AS A LENDER:

OXFORD FINANCE CORPORATION

By	/s/ John G. Henderson

Name:	John G. Henderson

Title:	Vice President & General Counsel

AS A LENDER:

SILICON VALLEY BANK

By	/s/ Derek R. Brunelle

Name:	Derek R. Brunelle

Title:	Team Leader

EXHIBIT D

Transaction Report

Zogenix, Inc.

GENERAL INPUT SHEET

	Report No:	1
3003 Tasman Drive, Santa Clara, CA 95054	Date	January 0, 1900

To:
Company name	All	Zogenix, Inc.

Report number	All	1

Report date	All	1/0/1900

Gross A/R Balance (Line 7)	BBC	$—

Beg Loan Balance (Line 19)	BBC	$—

Current day’s Loan advance request	BBC	$—

SALES JOURNAL
Invoices :	Sch. A	$—	Enter as positive

Credit Memos:	Sch. A	$—	Enter as positive

Misc. Adj. - Sales related	Sch. A		If addition, enter positive. If reduction, enter negative.

Check figure - Net sales journal		$—

CASH RECEIPTS JOURNAL
Credit posted to A/R	Sch. B	$—	Enter as negative

Discounts & other non-cash reductions to A/R	Sch. B	$—	Enter as positive

Non-A/R collections applied to Loan	Sch. B	$—	Enter as negative

Total cash collected applied to Loan	Sch. B	$—	Enter as positive

Check figure - Should be -0-		$—

OTHER ADJUSTMENTS
Other Adjustments - All others (Include detail)	BBC	$—	If addition enter as positive

Detail separately & remit to Bank			If reduction, enter as negative
Inventory
Finished Goods Inventory		$—	Enter as positive

Ineligible Finished Goods Inventory		$—	Enter as negative

RESERVES
Letter of Credit		$—	Enter as positive

Cash Management		$—	Enter as positive

Other		$—	Enter as positive

svb.com	General Input Sheet

Zogenix, Inc.

TRANSACTION REPORT AND LOAN REQUEST

	Report No:	1
3003 Tasman Drive, Santa Clara, CA 95054	Date	January 0, 1900

ACCOUNTS RECEIVABLE COLLATERAL
1	Beginning A/R Balance Per Previous Report (Line 7)							$—

2	Add: Sales for Period (Schedule A)							$—

3	Add: Misc. Customers							$—

4	Less: Credit Memos (Schedule A)							$—

5	Less: Cash Receipts Applied To A/R (Direct-Schedule B)					$—

	Less: Cash - Other (DDA, etc.)					$—

	Less: Cash - Lockbox					$—

5a	Total Cash (Applied to Accounts Receivable)							$—

6	Adjustments: Dr. - Increase Cr. (Decrease)							$—

7	Ending Accounts Receivable Balance (Sum Lines 1-4a,5a,6)							$—

8	Deduct: Ineligible Accounts Receivable Per Aging Dated:		1/0/1900				$

9	Total Eligible Accounts Receivable						$

Other
10	Finished Goods Inventory							$—

11	Ineligible Finished Goods Inventory					$—

12	Eligible Finished Goods Inventory							$—

COMPUTATION OF BORROWING AVAILABILITY
13	Line 9 X Advance rate						$

14	Inventory							$—

	Lower of Calculated Availability or Line Limit						$

15	Less Reserves:	Other				$—

		Letter of Credit				$—

		Cash Management				$—

15a	Total of Reserves:							$—

16	Net Borrowing Availability: Before Loans (Line 10 minus Line 11a)						$

COMPUTATION OF LOAN
17	Beginning Loan Balance (Line 19 of Previous Report)					$—

18	Add: Monthly Interest Charge					$—

19	Add: Returned Checks (NSF, Endorsement, etc.)					$—

20	Add: Other: Principal Payments, Fees & Charges etc.					$—

21	Less: Cash Applied To Loan - Accounts Receivable (Direct)					$—

	Less: Cash - Lockbox					$—

	Less: Cash - Incoming Wires					$—

	Less: Cash - Other (DDA, etc.)					$—

22	Ending Loan Balance - Before Loan Request (Sum Lines 13-15 all items)							$—

23	Unused Borrowing Availability Before Loan Request (Line 12 minus Line 16)				$

New Loan Request: The undersigned hereby requests a loan advance in the amount shown adjacent hereto.
Please deposit/wire loan proceeds to my Checking A/C No.
24	At Silicon Valley Bank Office:			Advance =		$—

25	New Loan Balance - After Loan Advance							$—

26	Remaining Unused Borrowing Availability - After Loan Request				$

The above described Collateral is subject to a security interest in favor of SILICON VALLEY BANK pursuant to the terms and conditions of a Loan & Security Agreement’s, as executed by and between SILICON VALLEY BANK and the undersigned.

$                      has been deposited/wired to your account pursuant to the request set forth above.

BORROWER	SILICON VALLEY BANK

Signature	Signature
Name	Name
Title	Title
Date	Date

svb.com	Transaction Report and Loan Request

Zogenix, Inc.

SCHEDULE A - ACCOUNTS RECEIVABLE ASSIGNED

	Report No:	1
3003 Tasman Drive, Santa Clara, CA 95054	Date	January 0, 1900

Report No. 1					1/0/1900

Cust. #	Customer Name	Invoice Date	Shipping Date	Invoice Number	Invoice Amount

	INVOICES - See attached detail				$—

	CREDIT MEMOS - See attached detail				$—

	MISC. CUSTOMERS - See attached detail				$—

			Net Sales Assignment		$—

Company Name Zogenix, Inc.		Silicon Valley Bank
Signature		Signature
Name	0	Name
Title	0	Title
Date	0-Jan-00	Date

svb.com	Schedule A

Zogenix, Inc.

SCHEDULE B - ACCOUNTS RECEIVABLE COLLECTION REPORT

	Report No:	1
3003 Tasman Drive, Santa Clara, CA 95054	Date	January 0, 1900

	Report No. 1					Date of Remittance: 1/0/1900

Date Received	Customer No.	Customer Name	Invoice Number	Original Invoice Amt.	Actual Funds	Discount/DM	Amt. Credited to A/R	Non-A/R Collections	Coll. Source
					—	—	—	—

Totals:					$—	$—	$—	$—	$—

(Trans Rpt Ln 21) (Trans Rpt Ln 5-5a)

Company Name Zogenix, Inc.		Silicon Valley Bank
Signature		Signature
Name	0	Name
Title	0	Title
Date	0-Jan-00	Date

svb.com	Schedule B

Zogenix, Inc.

INELIGIBLE CALCULATION

	Report No:	1
3003 Tasman Drive, Santa Clara, CA 95054	Date	January 0, 1900

As of		5/31/2010

	f	Intercompany / Affiliate / Employee	$—

	a	90 Days Passed Invoice Date	$—

	g	Credit Balances over 90 Days	$—

	b	Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$—

	c	Foreign Account Debtor Accounts	$—

	d	Foreign Invoiced and/or Collected Accounts	$—

	e	Contra / Customer Deposit Accounts	$—

	u	Concentration Limits	$123,253.22

	h	U.S. Government Accounts	$—

	i	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$—

	j	Accounts with Memo or Pre-Billings;	$—

	k	Contract Accounts; Accounts with Progress / Milestone Billings	$—

	l	Accounts for Retainage Billings	$—

	m	Trust / Bonded Accounts	$—

	n	Bill and Hold Accounts	$—

	o	Unbilled Accounts	$—

	p	Non-Trade Accounts (If not already deducted above)	$—

	q	Accounts with Extended Term Invoices (Net 90+)	$—

	r	Chargebacks Accounts / Debit Memos	$—

		Product Returns/Exchanges	$—

	s	Disputed Accounts; Insolvent Account Debtor Accounts	$—

	t	Deferred Revenue / Other (Please explain on next page)	$—

		Total Ineligible Accounts: (to BBC)	$123,253.22

svb.com	Ineligible Calculation

EXHIBIT E

FORMS OF SECURED PROMISSORY NOTE

SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

$18,000,000	Dated: October 8, 2010

FOR VALUE RECEIVED, the undersigned, ZOGENIX, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of OXFORD FINANCE CORPORATION (“Lender”) the principal amount of Eighteen Million Dollars ($18,000,000) or such lesser amount as shall equal the outstanding principal balance of the Growth Capital Advance made to Borrower by Lender pursuant to the Loan Agreement (defined below), and to pay all other amounts due with respect to the Growth Capital Advance on the dates and in the amounts set forth in the Loan Agreement. (Capitalized terms, unless defined in this Note, shall have the meaning given such capitalized term in the Loan Agreement.)

Interest on the principal amount of this Note from the date of this Note shall accrue at the per annum rate set forth in the Loan Agreement, based on a 360-day year of twelve 30-day months or, if applicable, the Default Rate. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Growth Capital Advance on the first day of each month, commencing August 1, 2010, through and including the date immediately prior to the Growth Capital Amortization Date. Commencing on the Growth Capital Amortization Date, and continuing on the first day each of each month thereafter, Borrower shall make to Lender thirty (30) equal payments of principal and accrued interest on the then outstanding principal amount in the amount of Six Hundred Ninety Seven Thousand Nine Hundred Seventy Five Dollars and 63/100 ($697,975.63). Any and all remaining principal and interest shall be due and payable on the Maturity Date.

Principal, interest and all other amounts due with respect to the Growth Capital Advance, is payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Loan and Security Agreement, dated as of October 8, 2010, to which Borrower and Lender are parties (the “Loan Agreement”). The Loan Agreement, among other things, (a) provides for the making of secured Growth Capital Advance to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Growth Capital Advance, interest on the Growth Capital Advance and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

Notwithstanding the foregoing, this Second Amended and Restated Secured Promissory Note completely amends and restates that certain Secured Promissory Note dated as of July 1, 2010, which Original Note shall be deemed void and of no further force or effect upon the execution and delivery of this Note to (and receipt hereof by) Lender.

[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ZOGENIX, INC.

By:	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	Chief Financial Officer

Second Amended and Restated Secured Promissory Note (Growth Capital Loan)

Zogenix, Inc. – Oxford Finance Corporation

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$7,000,000	Dated: October 8, 2010

FOR VALUE RECEIVED, the undersigned, ZOGENIX, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of SILICON VALLEY BANK (“Lender”) the principal amount of Seven Million Dollars ($7,000,000) or such lesser amount as shall equal the outstanding principal balance of the Growth Capital Advance made to Borrower by Lender pursuant to the Loan Agreement (defined below), and to pay all other amounts due with respect to the Growth Capital Advance on the dates and in the amounts set forth in the Loan Agreement. (Capitalized terms, unless defined in this Note, shall have the meaning given such capitalized term in the Loan Agreement.)

Interest on the principal amount of this Note from the date of this Note shall accrue at the per annum rate set forth in the Loan Agreement, based on a 360-day year of twelve 30-day months or, if applicable, the Default Rate. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Growth Capital Advance on the first day of each month, commencing August 1, 2010, through and including the date immediately prior to the Growth Capital Amortization Date. Commencing on the Growth Capital Amortization Date, and continuing on the first day each of each month thereafter, Borrower shall make to Lender thirty (30) equal payments of principal and accrued interest on the then outstanding principal amount in the amount of Two Hundred Seventy One Thousand Four Hundred Thirty Four Dollars and 97/100 ($271,434.97). Any and all remaining principal and interest shall be due and payable on the Maturity Date.

Principal, interest and all other amounts due with respect to the Growth Capital Advance, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Loan and Security Agreement, dated as of October 8, 2010, to which Borrower and Lender are parties (the “Loan Agreement”). The Loan Agreement, among other things, (a) provides for the making of secured Growth Capital Advance to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Growth Capital Advance, interest on the Growth Capital Advance and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

Notwithstanding the foregoing, this Amended and Restated Secured Promissory Note completely amends and restates that certain Secured Promissory Note dated as of July 1, 2010, which Original Note shall be deemed void and of no further force or effect upon the execution and delivery of this Note to (and receipt hereof by) Lender.

[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ZOGENIX, INC.

By:	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	Chief Financial Officer

Amended and Restated Secured Promissory Note (Growth Capital Loan)

Zogenix, Inc. – Silicon Valley Bank

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$2,000,000	Dated: October 8, 2010

FOR VALUE RECEIVED, the undersigned, ZOGENIX, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of OXFORD FINANCE CORPORATION (“Lender”) the principal amount of Two Million Dollars ($2,000,000) or such lesser amount as shall equal the outstanding principal balance of the Revolving Advances made to Borrower by Lender pursuant to the Loan Agreement (defined below), and to pay all other amounts due with respect to the Revolving Advances on the dates and in the amounts set forth in the Loan Agreement. (Capitalized terms, unless defined in this Note, shall have the meaning given such capitalized term in the Loan Agreement.)

Principal, interest and all other amounts due with respect to the Revolving Advances, is payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Loan and Security Agreement, dated as of October 8, 2010, to which Borrower and Lender are parties (the “Loan Agreement”). The Loan Agreement, among other things, (a) provides for the making of secured Revolving Advances to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Revolving Advances, interest on the Revolving Advances and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

Notwithstanding the foregoing, this Amended and Restated Secured Promissory Note completely amends and restates that certain Secured Promissory Note dated as of July 1, 2010, which Original Note shall be deemed void and of no further force or effect upon the execution and delivery of this Note to (and receipt hereof by) Lender.

[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ZOGENIX, INC.

By:	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	Chief Financial Officer

Amended and Restated Secured Promissory Note (Revolving Line)

Zogenix, Inc. – Oxford Finance Corporation

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$8,000,000	Dated: October 8, 2010

FOR VALUE RECEIVED, the undersigned, ZOGENIX, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of SILICON VALLEY BANK (“Lender”) the principal amount of Eight Million Dollars ($8,000,000) or such lesser amount as shall equal the outstanding principal balance of the Revolving Advances made to Borrower by Lender pursuant to the Loan Agreement (defined below), and to pay all other amounts due with respect to the Revolving Advances on the dates and in the amounts set forth in the Loan Agreement. (Capitalized terms, unless defined in this Note, shall have the meaning given such capitalized term in the Loan Agreement.)

Principal, interest and all other amounts due with respect to the Revolving Advances, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Loan and Security Agreement, dated as of October 8, 2010, to which Borrower and Lender are parties (the “Loan Agreement”). The Loan Agreement, among other things, (a) provides for the making of secured Revolving Advances to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Revolving Advances, interest on the Revolving Advances and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

Notwithstanding the foregoing, this Amended and Restated Secured Promissory Note completely amends and restates that certain Secured Promissory Note dated as of July 1, 2010, which Original Note shall be deemed void and of no further force or effect upon the execution and delivery of this Note to (and receipt hereof by) Lender.

[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ZOGENIX, INC.

By:	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	Chief Financial Officer

Amended and Restated Secured Promissory Note (Revolving Line)

Zogenix, Inc. – Silicon Valley Bank

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

EXHIBIT F

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER:	ZOGENIX, INC.	DATE:	October 8, 2010
LENDERS:	Silicon Valley Bank (“Bank”) and Oxford Finance Corporation (collectively, “Lenders”)

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Roger L. Hawley	Chief Executive Officer	/s/ Roger L. Hawley	☐

Ann Rhoads	Chief Financial Officer	/s/ Ann Rhoads	☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lenders.

Execute Loan Documents. Execute any loan documents any Lender requires.

Grant Security. Grant Lenders a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads

Title:	Chief Financial Officer

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

            [print title]

By:	/s/ Roger L. Hawley

Name:	Roger L. Hawley

Title:	Chief Executive Officer

EXHIBIT G

(Master Loan and Security Agreement by and between General Electric Capital Corporation and Borrower, dated as of March 5, 2007)

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

MASTER LOAN AND SECURITY AGREEMENT

THIS MASTER LOAN AND SECURITY AGREEMENT, dated as of March 5, 2007, (this “Agreement”), between General Electric Capital Corporation (together with its successors and assigns, if any, “Secured Party”) and ZOGENIX, INC. (“Debtor”). Secured Party has an office at 83 Wooster Heights Road, Danbury, CT 06810. Debtor is a corporation organized and existing under the laws of the State of Delaware (the “State”). Debtor’s mailing address and chief place of business is 12760 High Bluff Drive, Suite 130, San Diego, CA 92130.

1.	LOANS, TERMS OF PAYMENT AND CONDITIONS PRECEDENT.

(a)	The Loan and Terms of Payment

(i) The Loan. Subject to the terms and conditions of this Agreement, Secured Party hereby agrees to make one or more term loans (each, a “Credit Extension”) to Debtor in the aggregate principal amount not to exceed TEN MILLION DOLLARS and NO/100 ($10,000,000.00) (the “Term Loan Commitment”), which Term Loan Commitment shall terminate on December 21, 2007 (the “Term Loan Commitment Termination Date”), after which the Secured Party shall have no further obligation to make any additional Credit Extensions; provided, however, (x) on or after a date that is 30 days prior to the Term Loan Commitment Termination Date, Debtor may request that the Term Loan Commitment Termination Date be extended for an additional six (6) month period, in which case, if such extension is granted, the Term Loan Commitment shall terminate on June 21, 2008 (the “Extended Commitment Termination Date”), and (y) on or after a date that is 30 days prior to the Extended Commitment Termination Date, Debtor may request that the Extended Commitment Termination Date be extended for an additional six (6) month period, in which case, if granted, the Term Loan Commitment shall terminate on December 21, 2008. In the case of clauses (x) and (y) above, such extensions shall be granted by the Secured Party in its reasonable discretion. Each Credit Extension hereunder shall be evidenced by a Note (as defined below), which Notes are deemed incorporated into and made a part of this Agreement by this reference.

(ii) Borrowing Mechanics. When Debtor desires a Credit Extension, Debtor will notify Secured Party by facsimile or electronic mail (or by telephone, provided that such telephonic notice shall be promptly confirmed in writing). Each Credit Extension shall be in an amount greater than or equal to $250,000 or such lesser amount as may be agreed to by Secured Party in its sole discretion. Secured Party shall make Credit Extensions for costs associated with the purchase of the equipment listed on Schedule 1 attached hereto and incorporated herein or other equipment identified by Debtor from time to time by wire transfer to such account as specified by Debtor at such time as Debtor has complied to the satisfaction of the Secured Party with the conditions precedent set forth in Section 1(b) below.

(iii) Repayment. Debtor unconditionally promises to pay Secured Party the aggregate unpaid principal amount of each Credit Extension, together with interest on the unpaid principal amount of such Credit Extensions from the date of such Credit Extension until repaid at a rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) at a fixed rate equal to the Treasury Rate (as defined below) and as set forth in the respective promissory note, the form of which is attached hereto as Exhibit A (as each may be amended, modified, increased, restated or replaced from time to time, collectively, the “Notes” and each a “Note”); provided, however, after the occurrence and during the continuance of an Event of Default (as defined below), at the option of the Secured Party, such rate shall be equal to the default rate set forth in each Note. For each Credit Extension, Debtor shall make monthly payments of principal and accrued interest in the amounts provided by Secured Party and set forth in the respective Note. Once a Credit Extension is prepaid, it cannot be reborrowed. Each Note shall have a term of forty-eight (48) months.

“Treasury Rate” means a rate per annum equal to the Treasury Index plus five and  43/100 percent (5.43%).

“Treasury Index” means the greater of (i) four and  48/100 percent (4.48%) and (ii) the Treasury Constant Maturities Rate, as published by the United States Federal Reserve in Statistical Release H.15(519) entitled “Selected Interest Rates” for a term equal to the term of the Note evidencing such Credit Extension (and if there is no Treasury Constant Maturities Rate published for such term, the rate resulting from the interpolation between the Treasury Constant Maturities Rate published for the next shorter term and the next longer term), two (2) days prior to the funding of such Credit Extension, including the initial Credit Extension. If any such date is not a business day, then the quote shall be obtained on the business day immediately preceding such date. If the United States Treasury (a) quotes more than one such rate, then the highest of such quotes shall apply, or (b) ceases to quote such rate, then the Treasury Index shall be determined from such substitute financial reporting service or source as the Secured Party in its reasonable discretion shall determine.

(iv) Prepayment. Debtor may voluntarily prepay, in full, the outstanding amount of any Credit Extension subject to the prepayment premium set forth in the respective Note.

(b)	Conditions of Credit Extensions

(i) Conditions Precedent to Initial Credit Extension. On or before the initial Credit Extension Debtor shall deliver, or ensure delivery of, the following to Secured Party:

(A) a counterpart of this Agreement;

(B) a Note evidencing the initial Credit Extension;

(C) the Security Transfer Agreement, dated as of even date herewith, between Debtor and Secured Party (as it may be amended, restated, supplemented or otherwise modified from time to time, the “German Security Agreement”);

(D) the Chattel Mortgage, dated as of even date herewith, between Debtor and Secured Party (as it may be amended, restated, supplemented or otherwise modified from time to time, the “UK Security Agreement”);

(E) the Warrant to Purchase 200,000 Shares of Series A Preferred Stock, dated March 5, 2007, made by Debtor in favor of Secured Party (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Warrant”);

(F) a certificate of the Secretary of Debtor, the form of which is attached hereto as Exhibit B (the “Secretary’s Certificate”), providing verification of incumbency and attaching Debtor’s board resolutions approving the transactions contemplated by this Agreement and the other Debt Documents and Debtor’s governing documents;

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(G) collateral assignments, as Secured Party shall request in its reasonable discretion;

(H) certificates of insurance evidencing the insurance coverage required pursuant to Section 5 below;

(I) current UCC lien, judgment, bankruptcy and tax lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens (as defined below), as Secured Party shall request in its reasonable discretion;

(J) a certificate of good standing of Debtor as of a date acceptable to Secured Party from the jurisdiction of Debtor’s organization;

(K) the Subordination and Waiver Agreement among MGlas AG, Debtor and Secured Party, the Deed of Subordination and Waiver among Patheon UK Limited, the Debtor and the Secured Party, the Deed of Subordination and Waiver among Bespak Europe Limited, the Debtor and the Secured Party, and the Deed of Subordination and Waiver among Dawson Shanahan Limited, the Debtor and the Secured Party, each dated on or about the date hereof (as each may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Initial Landlord Consents”);

(L) legal opinions of counsel for Debtor located in the United States, England and Germany, each in form and substance reasonably satisfactory to Secured Party;

(M) one or more schedules of equipment and personal property related thereto listing in detail sufficient to specifically identify the Collateral and its location (as each may be amended, restated, supplemented or otherwise modified from time to time the “Collateral Schedules”), which Collateral Schedules shall be annexed to and made a part hereof, the UK Security Agreement and/or the German Security Agreement and the respective Initial Landlord Consents, as applicable;

(N) UCC financing statements (and to the extent any such Collateral is to be located in a country other than the United States, such other documents, forms and schedules necessary to perfect Secured Party’s interest in such other jurisdiction in the Collateral) in the correct form for filing in the necessary filing office; and

(O) all other documents, agreements, opinions, filings and instruments as Secured Party may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement (together with this Agreement, Note, the German Security Agreement, the UK Security Agreement, the Warrant, the Initial Landlord Consents, Landlord Consents, the Collateral Schedules and the Secretary’s Certificate, as each may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Debt Documents”).

(ii) Conditions Precedent to Subsequent Credit Extensions. Upon each subsequent Credit Extension, Debtor shall deliver, or ensure delivery of, the following to Secured Party:

(A) a certificate by an officer of Debtor confirming that (1) all representations and warranties in Section 3 below shall be true as of the date of such Credit Extension, (2) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default (such event, a “Default”) has occurred and is continuing or will result from the making of any Credit Extension and (3) there shall not have occurred one or more events, acts, conditions or occurrences of whatever nature, whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, which gives rise to a material adverse change in, or a material adverse effect upon, any of (I) the condition (financial or otherwise), operations, business, prospects or properties of Debtor, (II) the rights and remedies of Secured Party under any Debt Document, or the ability of Debtor to perform any of its obligations under any Debt Document, (III) the legality, validity or enforceability of any Debt Document, or (IV) the existence, perfection or priority of any security interest granted in any Debt Document or the value of any Collateral (a “Material Adverse Change”);

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(B) amendment, restatement or other modification to, or redelivery or supplemental delivery of, the items set forth in the following sections to the extent circumstances have changed since the initial Credit Extension: Sections 1(b)(i)(C), (D), (E), (F), (G), (H), (I), (J), (M), (N) and (O);

(C) a Note evidencing such Credit Extension;

(D) a landlord consent and waiver or similar document in favor of Secured Party executed by Debtor, the Secured Party and landlord or contract manufacturer, as the case may be, for each third party location where Collateral is located, that is not covered by the Initial Landlord Consents, or amendments, restatements, supplements or other modifications to any Initial Landlord Consent to identify such new equipment if not already identified therein, as the case may be, each satisfactory to Secured Party in its sole discretion (as each may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Landlord Consents”);

(E) if Collateral is located in a jurisdiction other than England, Germany or the United States, a security agreement or similar document pursuant to which the Debtor grants in favor of the Secured Party a security interest in and to, and a lien upon, the Collateral located in such jurisdiction, which document shall be governed and construed by the laws of such jurisdiction;

(F) evidence satisfactory to Secured Party in its sole discretion of payment in full of the purchase price of new equipment that is to become Collateral and the related soft expenses directly related to the purchase of such equipment including leasehold improvements, software, taxes and freight costs (collectively, “Soft Costs”) and evidence that at least 80% of such purchase price is attributable to the actual hard cost of such equipment and the remaining 20% or less is attributable to the related Soft Costs; and

(G) a responsible officer of the Debtor certifies in writing to the Secured Party that such new equipment is to be used in the ordinary course of the Debtor’s business and has been delivered and installed and is fully operable, all to the satisfaction of the Debtor.

(c)	Fees and Deposits

As an inducement to Secured Party to make the Credit Extensions hereunder, Debtor has paid to Secured Party a good faith deposit equal to one percent (1%) of the amount of the Term Loan Commitment (the “Commitment Fee”). Debtor and Secured Party agree that the one-half of the Commitment Fee (an amount equal to $50,000.00) has been credited to the account of the Secured Party as a fully earned, non-refundable up-front fee and that the remaining portion of the Commitment Fee shall be applied to the initial payment of each such Credit Extension (including the initial advance) as follows: (i) an amount equal to (A) the amount of such Credit Extension (B) divided by the Term Loan Commitment and (C) multiplied by $50,000, shall be applied to Debtor’s first scheduled payment of such Credit Extension and (ii) any amount of the Commitment Fee not applied on or before the Term Loan Commitment Termination Date shall be retained by Secured Party as a non-utilization fee.

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2.	CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a security interest in and against all of the right, title and interest of Debtor in and to property listed on any Collateral Schedule now or in the future signed by Debtor and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the prompt payment and performance, whether at the stated maturity, by acceleration or otherwise, of all and any debts, monies, obligations and liabilities, of any kind whatsoever, now or in the future due or owing by Debtor to Secured Party in whatever currency denominated, whether actually or contingently, alone or jointly with any other person, as principal or surety, and whether on any current or other account or otherwise including, without limitation, any such debts, monies, obligations and liabilities of Debtor to Secured Party under or in respect of the Debt Documents any other document executed in connection with or pursuant to the foregoing, and together with all interest, commissions, fees and legal and other costs charges and expenses which Secured Party may charge Debtor or incur in relation to Debtor or this Agreement or the Collateral on a full indemnity basis, and any renewals, extensions and modifications of such debts, monies, obligations and liabilities (collectively, the “Obligations”).

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents and warrants, as of the date of this Agreement and as of the date of each Collateral Schedule, and covenants for the duration of this Agreement that:

(a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under each and every Debt Document;

(c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

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(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of, any of the Debt Documents, except any already obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f) There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could reasonably be expected to, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g) All financial statements delivered to Secured Party in connection with the Obligations have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i) The Collateral is, and will remain, in good condition and repair, ordinary wear and tear and damage by casualty excepted, and Debtor will not be negligent in its care and use;

(j) Debtor is, and will remain, the sole and lawful owner of the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement, the German Security Agreement and the UK Security Agreement;

(k) The Collateral is, and will remain, free and clear of all mortgages, charges, liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, and (iii) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”); and

(l) Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

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4.	COLLATERAL.

(a) Debtor shall not move the Collateral from its current location, except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice and otherwise complying with the provisions of any estoppel, consent or similar agreement between Secured Party and any third parties pertaining to the applicable Collateral to be inspected. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.

(b) Debtor shall, or shall cause other parties to, (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the country in which it is located, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

(d) Debtor shall pay promptly, or cause to be promptly paid, when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall be part of the Obligations.

(e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Secured Party.

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5.	INSURANCE.

(a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as additional insured and Secured Party’s loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor hereby irrevocably authorizes and instructs any insurer (to whom this authority and instruction may be disclosed) to disclose all relevant information to Secured Party and appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless an Event of Default shall have occurred and is continuing. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Obligations. To the extent such proceeds of insurance are applied to reduce any of the Obligations, such payment shall not be subject to the prepayment premium set forth in the Notes.

6.	REPORTS.

(a) Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b) Debtor will deliver to Secured Party financial statements as follows. If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor’s president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor’s Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”). All such statements are to be prepared using generally accepted accounting principles (“GAAP”) and, if Debtor is a publicly held company, are to be in compliance with SEC requirements.

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7.	FURTHER ASSURANCES.

(a) Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall use its best efforts to obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance reasonably satisfactory to, Secured Party; provided, however, in the event of any sale of the premises in which any Collateral is located by the contract manufacturer or landlord party to the Initial Landlord Consent, Debtor shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, or similar documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Secured Party; provided, further, that the foregoing shall not apply, and Debtor shall not be required to obtain any such subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, control agreements or similar documents, if following such sale (i) the party to the Initial Landlord Consent pertaining to such premises remains in possession and control of that portion of the premises where the respective Collateral is located, and (ii) each provision of the Initial Landlord Consent remains enforceable against such party to the same extent that such Initial Landlord Consent was enforceable immediately prior to such sale.

(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power, exercisable by Secured Party only while an Event of Default has occurred and is continuing, to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

(c) Debtor shall indemnify and defend Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral, this Agreement, any other Debt Document, and the transactions contemplated hereby or thereby, except for claims, actions or suits arising from the gross negligence or willful misconduct of Secured Party or its successors or assigns and their respective directors, officers and employees as determined by final judgment of a court of competent jurisdiction.

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8.	DEFAULT AND REMEDIES.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement and each of the other Debt Documents:

(i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within ten (10) days;

(ii) Debtor, without the prior written consent of Secured Party, attempts to or does relocate, move, sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

(iii) Debtor breaches any of its insurance obligations under Section 5;

(iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

(v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Obligations shall be false or misleading in any material respect as of the date made;

(vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

(viii) Debtor or any guarantor or other obligor for any of the Obligations (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix) If Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

(x) A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

(xi) Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;

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(xii) Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xiii) Any Material Adverse Change has occurred, as determined solely by Secured Party;

(xiv) Any Guarantor revokes or attempts to revoke its guaranty of any of the Obligations or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;

(xv) Debtor defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement; or

(xvi) At any time during the term of this Agreement Debtor experiences a change of control such that any person or entity acquires either more than 50% of the voting stock of Debtor or all or substantially all of Debtor’s assets, in either case, without Secured Party’s prior written consent.

(b) Upon the occurrence and during the continuance of an Event of Default, Secured Party, at its option, may declare any or all of the Obligations to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c) Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises (provided, however, that any such action by Secured Party shall be carried out in a manner that complies with the provisions of any estoppel, consent or similar agreement between Secured Party and any third parties pertaining to the Collateral), (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action.

(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the Obligations; third, to discharge any other obligation or indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

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(e) Debtor agrees to pay all reasonable attorneys’ fees and other fees, costs and expenses incurred by Secured Party (including, without limitation, the allocated cost of in-house legal counsel) in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall be part of the Obligations.

(f) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE OBLIGATIONS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

FOR THE PURPOSE OF ANY ENFORCEMENT BY SECURED PARTY OF ANY OR ALL OF ITS RIGHTS UNDER THIS AGREEMENT IN THE UNITED STATES, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY DEBT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER DEBT DOCUMENT, EACH OTHER PARTY) HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

12

EACH DEBTOR (AND, TO THE EXTENT SET FORTH IN ANY OTHER DEBT DOCUMENT, EACH OTHER PARTY) HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY DEBT DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE DEBTOR SPECIFIED IN PREAMBLE HERETO (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH DEBTOR (AND, TO THE EXTENT SET FORTH IN ANY OTHER DEBT DOCUMENT, EACH OTHER PARTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

FOR THE PURPOSE OF ANY ENFORCEMENT BY SECURED PARTY OF ANY OR ALL OF ITS RIGHTS UNDER THIS AGREEMENT, (i) IN THE UNITED KINGDOM DEBTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE ENGLISH COURTS AND HEREBY APPOINTS LAW DEBENTURE CORPORATE SERVICES LIMITED WHOSE ADDRESS IS FIFTH FLOOR, 100 WOOD STREET, LONDON, EC2V 7EX AS ITS AGENT FOR SERVICE OF ANY LEGAL PROCEEDINGS IN THE ENGLISH COURTS AND (ii) IN GERMANY, DEBTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE GERMAN COURTS AND HEREBY APPOINTS MR. TIM SCHWARZBURG, NEUHAUS MASSENKEIL ZELLER & PARTNER, SCHLOßSTRAßE 1, 56068 KOBLENZS ITS AGENT FOR SERVICE OF ANY LEGAL PROCEEDINGS IN THE GERMAN COURTS. DEBTOR WILL MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN EACH OF ENGLAND AND GERMANY.

9.	MISCELLANEOUS.

(a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

13

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party and, with respect to any notice given to Secured Party, with a copy to Hogan & Hartson LLP, 555 Thirteenth Street, N.W. Washington, D.C. 20004, attention Deborah K. Staudinger), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c) Debtor agrees to pay all reasonable attorneys’ fees and all other fees, costs and expenses incurred by Secured Party (including, without limitation, the allocated cost of in-house legal counsel) in connection with the preparation, negotiation and closing of the transactions contemplated in this Agreement and all related documents and schedules and in connection with the continued administration thereof, including, without limitation, any amendments, modifications, consents or waivers thereof and in connection with the protection, monitoring or preservation of the Collateral. Debtor further agrees that such fees and costs shall part of the Obligations.

(d) Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

(e) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(f) This Agreement, its Collateral Schedules and any additional security interest given by Debtor to Secured Party under security agreements and other documents and agreements related thereto with respect to the Collateral located abroad, and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(g) This Agreement shall continue in full force and effect until all of the Obligations has been indefeasibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Obligations shall not affect the right of Secured Party to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).

(h) Debtor authorizes Secured Party to use its name, logo and/or trademark without notice to or consent by Debtor, in connection with certain promotional materials that Secured Party may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Secured Party has a financing relationship with Debtor and such materials may be developed, disseminated and used without Debtor’s review. Nothing herein obligates Secured Party to use Debtor’s name, logo and/or trademark, in any promotional materials of Secured Party.

14

(i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(j) Secured Party shall have no obligation to marshal any assets in favor of Debtor, or against or in payment of any obligations owed to Secured Party by Debtor.

15

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		Zogenix, Inc.

By:	/s/ Diane Earle	By:	/s/ Roger L. Hawley

Name:	Diane Earle	Name:	Roger L. Hawley

Title:	Duly Authorized Signatory	Title:	CEO

S-1

Exhibit A

Form of Note

$	[DATE]

FOR VALUE RECEIVED, Zogenix, Inc., a Delaware corporation located at the address stated below (“Maker”) promises to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 83 Wooster Heights Road, Danbury, CT 06810 or at such other place as Payee may designate by written notice to Maker, the principal sum of              DOLLARS ($            ), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of              percent (    %) per annum (the “Contract Rate”) in installments consisting of [(i) FORTY SEVEN (47) consecutive monthly installments of principal and interest (each, a “Periodic Installment”) and (ii) a final installment which shall be in the amount of the total outstanding and unpaid principal, accrued interest and any and all amounts due hereunder and under the other Debt Documents (as defined below)], all as set forth on Schedule 1, attached hereto. The first Periodic Installment shall be due and payable on             , and the subsequent Periodic Installments and the final installment shall be due and payable on the same day of each succeeding period (each, a “Payment Date”). Such installments have been calculated on the basis of a 360 day year of twelve 30-day months. Each payment may, at the option of Payee, be calculated and applied on an assumption that such payment would be made on its due date.

All payments shall be applied: first, to interest due and unpaid hereunder and under the other Debt Documents; second, to all other amounts due and unpaid hereunder and under the other Debt Documents, and then to principal due hereunder and under the other Debt Documents. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time. The payment of any Periodic Installment prior to its due date shall result in a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America. Maker hereby expressly authorizes Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is one of the “Notes” as defined in that certain Master Loan and Security Agreement, dated as of March 5, 2007, between Maker and Payee (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and may be further secured by security agreements, chattel mortgages, pledge agreements or like instruments. Capitalized terms used, but not otherwise defined herein shall have the meaning given such terms in the Loan Agreement.

Time is of the essence hereof, If Payee does not receive from Maker payment in full of any Periodic Installment or any other sum due under this Note or any other Debt Document is not received within ten (10) days after its due date, Maker agrees to pay a late fee equal to five percent (5%) on such late Periodic Installment or other sum, but not exceeding any lawful maximum. Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Maker may owe as a result of such late payment. Additionally, if (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Debt Document, in each case beyond all applicable notice and cure periods, then (x) the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any other Debt Document, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment) and/or (y) Payee may enforce its rights under any or all Debt Documents. The application of such 18% interest rate shall not be interpreted or deemed to extend any cure period set forth in this Note or any other Debt Document, cure any default or otherwise limit Payee’s right or remedies hereunder or under any Debt Document.

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness, interest costs and fees due and owing hereunder plus an additional sum as a premium equal to the following percentages of the outstanding principal balance for the indicated period:

Period	Prepayment Premium
On or before the first annual anniversary of this Note	4%
After the first anniversary but prior to the second annual anniversary	3%
After the second anniversary but prior to the third annual anniversary	2%
After the third anniversary but prior to the fourth annual anniversary	1%
Thereafter	0%

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any other Debt Document, in no event shall this Note or any other Debt Document require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any other Debt Document, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any other Debt Document on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Debt Document which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Payee to receive a greater interest per annum rate than is presently allowed, Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

Maker hereby consents to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any other Debt Document or any term and provision of either, which may be made, granted or consented to by Payee, and agrees that suit may be brought and maintained against Maker and/or any and all sureties, endorsers, guarantors or any others who may at any time become liable for payments and performance under this Note and any other Debt Documents (each such person, other than Maker, an “Obligor”), at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. Maker hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s actual attorneys’ fees.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

MAKER AND PAYEE UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE OBLIGATIONS SECURED HEREBY, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR NOTES RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY TILE COURT.

FOR THE PURPOSE OF ANY ENFORCEMENT BY PAYEE OF ANY OR ALL OF ITS RIGHTS UNDER THIS NOTE IN THE UNITED STATES, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY DEBT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS NOTE, MAKER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER DEBT DOCUMENT, EACH OTHER PARTY) HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

EACH MAKER (AND, TO THE EXTENT SET FORTH IN ANY OTHER DEBT DOCUMENT, EACH OTHER PARTY) HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY DEBT DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE MAKER SPECIFIED IN PREAMBLE HERETO (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH MAKER (AND, TO THE EXTENT SET FORTH IN ANY OTHER DEBT DOCUMENT, EACH OTHER PARTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON TILE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

This Note and the other Debt Documents constitute the entire agreement of Maker and Payee with respect to the subject matter hereof and supersede all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any of the other Debt Documents which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Payment Authorization

Payee is hereby directed and authorized by Maker to advance and/or apply the proceeds of the loan as evidenced by this Note to the following parties in the stipulated amounts as set forth below:

Company Name	Amount
Maker	$
Legal Fees	$
Total	$

*	Funds from your Commitment Fee have been applied as follows: $ towards balance of interim interest due .

Any provision in this Note or any of the other Debt Documents which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Exhibit B

Form of Secretary’s Certificate

Reference is made to the Master Loan and Security Agreement, dated as of the date hereof, between [Customer Name] (the “Agreement”), a [corporation/limited liability company/limited liability partnership/limited partnership] organized and existing under the laws of the State of [            ] (the “Debtor”) and General Electric Capital Corporation (the “Secured Party”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I,                                                              , do hereby certify that:

(i) I am the duly elected, qualified and acting [Assistant] Secretary of Debtor;

(ii) attached hereto as Exhibit A is a true, complete and correct copies of Debtor’s [Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement] (collectively, the “Governing Documents”), each of which is in full force and effect on and as of the date hereof;

(iii) each of the following named individuals is a duly elected or appointed, qualified and acting officer of Debtor who holds the offices set opposite such individual’s name, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature

(iv) attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of Debtor (the “Board”) authorizing the execution, delivery and performance of the Debt Documents to which Debtor is a party, which resolutions were duly adopted by the Board on [DATE] and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;

(iv) the execution and delivery of the Debt Documents is not prohibited by or in any manner restricted by the terms of (i) Debtor’s Governing Documents, (ii) any loan agreement, indenture or contract to which Debtor is a party or under which it is bound or (iii) federal or state statute, rule, regulation or court order applicable to Debtor;

(v) the foregoing authority shall remain in full force and effect, and Secured Party shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Secured Party, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before said written notice is delivered to Secured Party; and

(vi) there are no actions, suits, proceedings or investigations pending or threatened against or affecting Debtor before any court, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any basis therefor, which involves the possibility of any judgment or liability not covered in full by insurance which could result in any material adverse effect, or materially impair the right or ability of Debtor to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which questions the validity of the Debt Documents, or the other documents required thereby or any action to be taken to be taken pursuant to any of the foregoing.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:	Title:	[Assistant] Secretary

[Following signature block required if signatory above will be signing Debt Documents]

The undersigned does hereby certify on behalf of Debtor that he is the duly elected or appointed, qualified and acting [TITLE] of Debtor and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of Debtor, and that the signature set forth immediately above is his genuine signature.

Name:	Title:

Schedule 1

Equipment

[***]

***	Twelve (12) pages have been omitted pursuant to request for special treatment.